UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Hagerty, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Everything begins and ends with the love of the automobile

We are genuine

We are friendly, outgoing & personable

We are energetic

We are forward thinking

We have a twinkle in the eye

Hello, we are Hagerty

Our Purpose

To save driving and fuel car culture for future generations.

Our Vision

To be the world's leading brand for enthusiasts to protect, buy, sell, and enjoy their cars.

Our Mission

To build a global business to fund our purpose, create a space where team members thrive, and drive positive impact in the world.

Dear Hagerty Stockholders,
We are pleased to invite you to attend the Annual Meeting of Stockholders of Hagerty, Inc. to be held on Tuesday, June 3, 2025, at 11:00 a.m. (ET). The Annual Meeting will be conducted virtually via live webcast, and you may participate by attending online and voting your shares electronically.
Details regarding how to attend the meeting online, the business to be conducted at the meeting, and how to vote at the meeting are more fully described in the accompanying Notice of the 2025 Annual Meeting of Stockholders and 2025 Proxy Statement. On or about Thursday, April 24, 2025, we will mail a notice or proxy card to all stockholders entitled to vote at the Annual Meeting containing instructions on how to access our proxy materials and vote. All of our proxy materials will be available electronically. Stockholders who prefer a paper copy of the proxy materials may request this on or before May 20, 2025, by following the instructions provided in the notice we will send.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the internet, by telephone, or by mail following the instructions on your notice or proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Onward and upward!
McKeel Hagerty
Chairman and CEO, Hagerty

Notice of the 2025 Annual Meeting of Stockholders

Date	Time	Place
June 3, 2025	11:00 AM ET	Via Live Webcast

The 2025 Annual Meeting of Stockholders (the "Annual Meeting") of Hagerty, Inc. ("we," "our," "us," “Hagerty,” or the “Company”) will be held on Tuesday, June 3, 2025 at 11:00 a.m. (ET) and will be conducted virtually via live webcast. To participate at this year’s Annual Meeting go to www.virtualshareholdermeeting.com/HGTY2025. You will be asked to provide your 16-digit control number found on your notice or proxy card. You will be able to listen to the Annual Meeting live and vote online. You will not be able to physically attend the Annual Meeting in person. We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

01	to elect nine nominees identified in the accompanying proxy statement to serve as directors, as recommended by our Board of Directors and our Nominating and Governance Committee;
02	to ratify the appointment of Deloitte & Touche LLP as Hagerty’s independent registered public accounting firm for the year ending December 31, 2025; and
03	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Our Board of Directors has set April 4, 2025, as our record date for the Annual Meeting. Only stockholders that owned our Class A Common Stock, Class V Common Stock, or Series A Convertible Preferred Stock ("Preferred Stock") at the close of business on that day are entitled to notice and may vote at the Annual Meeting or any adjournment of the meeting. On or about April 24, 2025, we expect to mail to our stockholders either a notice of internet availability of proxy materials (the "Notice") or, if you elected to receive them by mail, a proxy card with a printed copy of our proxy materials (the "Proxy Card"). The Notice provides instructions on how to vote and get our proxy materials electronically or have the proxy materials mailed to you. The Proxy Card provides instructions on how to vote by telephone, mail, or the internet either before or during the Annual Meeting. The proxy statement and our 2024 Annual Report on Form 10-K, filed with the Securities and Exchange Committee (the "SEC") on March 4, 2025 (the "Annual Report") can be accessed directly on our investor relations website at investor.hagerty.com, or at www.ProxyVote.com, where you will need your 16-digit control number found on your Notice or Proxy Card to access the materials.
By Order of the Board of Directors,
Diana Chafey
Chief Legal Officer and Corporate Secretary

Forward-Looking Statements

This proxy statement (the “Proxy Statement”) of Hagerty, Inc. ("we", "our", "us", "Hagerty", or the "Company") contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Proxy Statement other than statements of historical fact, are forward-looking statements, including statements regarding our future operating results and financial position, our business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and our objectives for future operations. Forward-looking statements can be identified by words such as "anticipate," "believe," "envision," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "ongoing," "contemplate," and other similar expressions, and the negative of these expressions, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things, our ability to: compete effectively within our industry and attract and retain our insurance policyholders and paid Hagerty Drivers Club subscribers; maintain key strategic relationships with our insurance distribution and underwriting carrier partners; prevent, monitor, and detect fraudulent activity; manage risks associated with disruptions, interruptions, outages or other issues with our technology platforms or our use of third-party services; accelerate the adoption of our membership products as well as any new insurance programs and products we offer; manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation; address unexpected increases in the frequency or severity of claims; and comply with the numerous laws and regulations applicable to our business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet, and accounting matters.
You should not rely on forward-looking statements as predictions of future events. We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. The forward-looking statements in this Proxy Statement represent our views as of the date hereof. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.

2025 Proxy Statement for the Annual Meeting of Stockholders

Q&A
Commonly Asked Questions and Answers About the Annual Meeting

Why did I receive these materials?

The Board of Directors of Hagerty (the “Board”) is soliciting your proxy to vote at our 2025 Annual Meeting of Stockholders (the "Annual Meeting") (or at any postponement or adjournment of the Annual Meeting). Stockholders who own shares of our common or preferred stock (Class A, Class V, or Preferred Stock) as of the record date, April 4, 2025 (the "Record Date"), are entitled to vote at the Annual Meeting. You should review this Proxy Statement carefully as it gives important information about the items that will be voted on at the Annual Meeting, as well as other important information about Hagerty.
What will I be voting on?

You will be voting on the following matters, to:
1.elect nine directors to serve on our Board until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.ratify the appointment of Deloitte & Touche LLP ("Deloitte") as Hagerty’s independent registered public accounting firm for the year ending December 31, 2025; and
3.transact other business as may properly come before the meeting or any adjournment of the meeting.
Who will be entitled to vote?

Stockholders who own shares of our common and preferred stock as of the Record Date, April 4, 2025, are entitled to vote at the Annual Meeting. As of the Record Date, we had approximately 90,651,163 shares of Class A Common Stock, 251,033,906 shares of Class V Common Stock, and 8,483,561 shares of Preferred Stock issued and outstanding. Holders of shares of our Class A Common Stock are entitled to one vote per share of Class A Common Stock. Holders of shares of our Class V Common Stock are entitled to ten votes per share of Class V Common Stock. Because of the 10-to-1 voting ratio between our Class V and Class A Common Stock, the holders of our Class V Common Stock collectively control a majority of the combined voting power of

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QUESTIONS AND ANSWERS	TABLE OF CONTENTS
common stock and therefore will be able to control all matters submitted to our stockholders until the earlier of (i) December 2, 2036, or (ii) the date on which such shares of Class V Common Stock are transferred other than pursuant to a Qualified Transfer (as defined in the Company’s Third Amended and Restated Certificate of Incorporation (the "Charter")). Transfers by holders of Class V Common Stock will generally result in those shares losing their super voting rights, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. Holders of shares of our Preferred Stock are entitled to one vote per share on an as-converted basis and vote together with the holders of our Class A Common Stock with, approximately, a 4-to-5 voting ratio between our Preferred Stock and Class A Common Stock.
In the matters presented at the Annual Meeting, all holders of our Class A Common Stock, Class V Common Stock, and Preferred Stock will vote together as a single class. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
How does the Board recommend I vote on these matters?

Our Board recommends you vote for the following:
1.FOR the election of McKeel Hagerty, William Swanson, Randall Harbert, Laurie Harris, Michael Heaton, Robert Kauffman, Sabrina Kay, Anthony Kuczinski, and Mika Salmi to each serve one-year terms as directors; and
2.FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2025.
Can I access the proxy materials electronically?

Yes. Your Notice or Proxy Card will contain instructions on how to view our proxy materials for the Annual Meeting online and how to instruct us to send our future proxy materials to you electronically by email. Our proxy materials, including this Proxy Statement, are also available at www.ProxyVote.com, where you will need your 16-digit control number provided in your Notice or Proxy Card. Proxy materials will be available during the voting period starting on April 24, 2025. Instead of receiving future copies of our proxy statements and annual reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it. Please note that only one Notice will be sent to stockholders who are listed at the same address.
How do I cast my vote?

Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and there are four ways to vote:
1.by internet at www.ProxyVote.com, 24 hours a day, seven days a week (have your Proxy Card or Notice in hand when you visit the website and follow the instructions to obtain your records and to create an electronic voting instruction form) prior to 11:59 p.m. ET on June 2, 2025;
2.by toll-free telephone at 1-800-690-6903 (have your Proxy Card or Notice in hand when you call) prior to 11:59 p.m. ET on June 2, 2025;
3.by completing and mailing your Proxy Card (if you received printed proxy materials); or
4.by attending the Annual Meeting virtually and voting during the meeting. You will not be able to physically attend the Annual Meeting in person, but your virtual attendance will constitute presence in person for all corporate purposes. To be admitted to the Annual Meeting and vote your shares go to www.virtualsharesholdermeeting.com/HGTY2025, have the information that is printed in the box marked by the arrow available and follow the instructions to provide your control number as described in the Notice or Proxy Card.

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Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you decide not to attend the Annual Meeting.
Beneficial Stockholders. If you hold your shares through a broker, trustee, or other nominee, you are a beneficial stockholder. If you are a beneficial stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct them on how to vote your shares. Beneficial stockholders should generally be able to vote by returning the voting instruction card to their broker, bank, or other nominee, or by telephone or via internet. However, the availability of telephone or internet voting will depend on the voting process of your broker, bank, or other nominee.
Who can attend the annual meeting?

All common and preferred stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.
How may I change or revoke my proxy?

Registered Stockholders. If you are a stockholder of record, you can change your vote or revoke your proxy any time before or at the Annual Meeting by:
1.entering a new vote by internet or by telephone (until the applicable deadline for each method as set forth above);
2.returning a later-dated Proxy Card (which automatically revokes the earlier Proxy Card);
3.notifying our Corporate Secretary, in writing, at Hagerty, Inc., Attn: Corporate Secretary/Change Proxy Vote, 121 Drivers Edge, Traverse City, MI 49684; or
4.attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy) at www.virtualshareholdermeeting.com/HGTY2025.
Beneficial Stockholders. If you are a beneficial stockholder, your broker, bank, or other nominee can provide you with instructions on how to change your vote.
What are the voting requirements to approve each
of the items, and how are the votes counted?

PROPOSAL ONE - ELECTION OF DIRECTORS. A majority of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee. To be elected, the number of shares voted "FOR" a director must exceed the number of shares voted "WITHHOLD" that director. Abstentions and broker non-votes will not impact the election of the nominees.
PROPOSAL TWO - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The affirmative vote of a majority of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to ratify the selection of Deloitte as our independent registered public accounting firm. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are not expected to result from the vote on Proposal TWO.

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When will the results of the vote be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a current report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
What is the deadline for submitting a stockholder director nomination or stockholder proposal for the 2026 Annual Meeting?

Stockholders wishing to make a director nomination or bring a proposal, but not include it in our proxy materials next year, must provide written notice of their nomination or proposal to the Chief Legal Officer and Corporate Secretary at our principal executive offices at 121 Drivers Edge, Traverse City, MI 49864, referencing director nomination or stockholder proposal, as applicable, and subject to the following deadlines. Any stockholder proposal or director nomination must comply with our Amended and Restated Bylaws (the "Bylaws").
Stockholder Director Nominations
Stockholder director nominations must be submitted in writing no later than the close of business 90 days prior to the one year anniversary of the Annual Meeting date, which is March 5, 2026, and not earlier than the close of business 120 days prior to the one year anniversary of the Annual Meeting date, which is February 3, 2026, assuming we do not change the date of the 2026 annual meeting of stockholders by more than 30 days before or after the one year anniversary of the Annual Meeting. If so, we will release an updated time frame for stockholders to submit any director nominations. Our Nominating and Governance Committee will apply the same criteria to the evaluation of those candidates as it applies to other director candidates.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company's nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Securities and Exchange Act of 1934 ("Exchange Act") no later than the close of business 60 days prior to the one year anniversary of the Annual Meeting Date which is April 4, 2026.
Stockholder Proposals
For any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2026 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our Bylaws. Assuming we do not change the date of the 2026 annual meeting of stockholders by more than 30 days before or after the one year anniversary of the 2025 Annual Meeting, stockholders must provide written notice of their proposal to us no later than the close of business 120 days from the one year anniversary of the date this Proxy Statement is first released to stockholders, which is December 25, 2025. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

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Board of Directors and Corporate Governance

Board of Directors	6
Committees of the Board	9
Additional Information	15

SPEED
LIMIT
55

Board of Directors and Corporate Governance Overview

Our business is organized under the direction of our Board, in accordance with the terms of our Charter, Bylaws, and the Investor Rights Agreement (as defined herein). Our Board is composed of nine directors. McKeel Hagerty serves as the Chairman of the Board (the "Chairman" or "Chair") and William (Bill) Swanson serves as the Lead Director. On April 16, 2025, we announced that F. Michael Crowley decided not to stand for re-election and that his service on our Board would end immediately prior to the Annual Meeting and that Markel Group Inc. has exercised its rights under the Investor Rights Agreement to nominate Michael Heaton to fill the vacancy caused by Mr. Crowley's departure.
The Board is the ultimate decision-making authority within Hagerty, except with respect to those matters that are reserved for our stockholders, such as the election of directors. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling, and direction to our management team. Our Board meets on a regular basis throughout the year and additionally as required.
Our Nominating and Governance Committee believes that all of our directors must, at a minimum, meet the criteria set forth in the Hagerty Code of Conduct (our "Code of Conduct") and our Board’s Corporate Governance Guidelines (our "Governance Guidelines"), which specify that the Nominating and Governance Committee will consider criteria such as general understanding of various business disciplines (e.g., insurance, finance, marketing, etc.), our business environment, educational and professional background, analytical ability, independence, diversity of experience, viewpoints and backgrounds, willingness to devote adequate time to board duties, and ability to act in and represent the balanced best interests of Hagerty and our stockholders as a whole, rather than special constituencies.
Our Charter provides that our Board shall not have fewer than seven directors nor more than eleven, and the authorized number of directors may be changed only by resolution of our Board in accordance with our Bylaws. Our Board is currently comprised of nine directors. Directors may be elected at annual or special meetings of the stockholders. Directors are elected to serve for one-year terms or until the earlier of their death, resignation, or removal. Subject to the rights of any party to the Investor Rights Agreement, a director may be removed from office prior to a Control Trigger Event (as defined in the Charter) for any reason by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class; and after a Control Trigger Event, by our stockholders only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, also voting together as a single class.

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Nominees to Hagerty's Board of Directors

The following table sets forth certain information about each nominee to serve as a member of our Board as of April 24, 2025:

Name	Age	Position(s)
McKeel Hagerty	57	Chairman of the Board
William (Bill) Swanson	76	Lead Director
Randall (Rand) Harbert	61	Director
Laurie Harris	66	Director
Michael (Mike) Heaton	48	Director Nominee
Robert (Rob) Kauffman	61	Director
Sabrina Kay	62	Director
Anthony Kuczinski	66	Director
Mika Salmi	59	Director

Board Leadership Structure

In accordance with our Governance Guidelines, our Board determines its leadership structure in a manner that it believes to be in the best interests of the Company and its stockholders. Within this framework, our Board conducts annual assessments of our leadership structure and retains the discretion to combine or separate the offices of Chairman and Chief Executive Officer (“CEO”). In the event that our Chairman is not an independent director, our Governance Guidelines provide that our Board will appoint an independent director to serve in a lead capacity (the “Lead Director”) with broad and substantive duties that have considerable overlap with those of an independent Board chair.
In February 2024, in connection with its annual assessment of our leadership structure, our Board determined that combining the offices of Chairman and CEO would be in the best interests of Hagerty and its stockholders. McKeel Hagerty was appointed to serve as our combined Chairman and CEO, and Bill Swanson, an independent director, was elected by our independent directors to serve as our Lead Director. Additionally, our Board approved an exception to the Governance Guidelines for Mr. Swanson's age. At this time, our Board believes that this leadership structure benefits us and our stockholders by having Mr. Hagerty, who has demonstrated strong leadership and the vision necessary to drive our strategies and achieve our objectives, also serve as Chairman while Mr. Swanson draws from his deep leadership experience as the former Chairman and CEO of Raytheon and prior service as a director of several other public companies to provide robust oversight as Lead Director.
Chairperson
McKeel Hagerty currently serves as our combined Chairman and CEO. Our Board concluded that this leadership structure would best serve us and our stockholders because it enables Mr. Hagerty to use his unique experience and deep operational knowledge to identify and present appropriate strategic measures, key initiatives, and timely risk mitigation considerations for our Board's consideration. Moreover, as a significant stockholder, Mr. Hagerty is meaningfully invested in our long-term success. Our Board believes that the combined role is both counterbalanced and enhanced by (i) the experience and independence of all of

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our other directors, each of whom meets the independence criteria under the New York Stock Exchange (the "NYSE") Listed Company Manual (the "NYSE Listing Rules") and applicable SEC rules as further described below, and (ii) the independent oversight and responsibilities of our Lead Director. Our Chair, among other things, presides at all Board and stockholder meetings, establishes agendas for each meeting in consultation with the Lead Director and the chairs of our Board committees, and in consultation with the Lead Director approves Board meeting schedules.
Lead Director
Bill Swanson, an independent director, was elected by our independent directors to serve as our Lead Director. Our Lead Director, among other things, serves as a liaison between our Chairman and the independent directors; leads executive sessions of our Board; has authority to call meetings of the independent directors; in consultation with the Chairman, approves meeting agendas and meeting schedules for our Board; and leads our Board in discussions concerning the CEO's performance and CEO succession. Our Lead Director serves for renewable one-year terms, or until such earlier time as he ceases to be a director, resigns, or is replaced by a majority vote of the independent directors.
Director Independence
Our Board has determined that each of our directors and nominees to serve as director, other than McKeel Hagerty, is an “independent director” as defined under the NYSE Listing Rules and applicable SEC rules relating to director independence. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board considered all relevant facts and circumstances known to it in evaluating the independence of our directors and director nominees, including their current and historical employment, any compensation we have paid to them, any transactions we have had with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us, and the same facts with respect to their immediate families.
Controlled Company Exemption
We are a “controlled company” for purposes of the NYSE Listing Rules because more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Hagerty Holding Corp. (“HHC”) is the beneficial owner of more than 50% of the combined voting control of our outstanding capital stock. As a result, HHC has the power to elect a majority of our directors.
As a controlled company, we are eligible to utilize certain exemptions from the NYSE Listing Rules that otherwise require us to have (i) a board composed of a majority of “independent directors,” as defined under the NYSE Listing Rules (303A.01); (ii) a nominating/corporate governance committee composed entirely of independent directors; (iii) a compensation committee composed entirely of independent directors; and (iv) an annual performance evaluation of the nominating/corporate governance and compensation committees.
We currently only utilize the exemption to the NYSE Listing Rule requiring us to have a nominating/corporate governance committee composed entirely of independent directors as our Nominating and Governance Committee consists of three independent directors and one management director. In the event we choose to rely on additional exemptions in the future, you would not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE Listing Rules.

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Committees of Hagerty’s Board of Directors

Our standing Board committees, which are each governed by and operate according to our Bylaws and the respective committee charters, comply with all applicable requirements of the current NYSE Listing Rules and all requirements under Exchange Act Rules 10A-3 and 10C-1(b). Our Board may establish other committees as it deems necessary or appropriate from time to time.

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Audit Committee
Members: Laurie Harris (Chair), Rob Kauffman, and Mika Salmi

Independence
Each member of our Audit Committee is an independent director.
Financial Expertise
Each member of our Audit Committee is able to read and understand fundamental financial statements in accordance with NYSE audit committee requirements. Laurie Harris, Rob Kauffman, and Mika Salmi are designated as “audit committee financial experts” within the meaning of Regulation S-K Item 407(d)(5).

Responsibilities
In accordance with applicable NYSE Listing Rules, our Audit Committee operates under a written charter, which is available in the governance section of our investor relations website, located at investor.hagerty.com/leadership-governance/governance-documents. The primary purpose of our Audit Committee is to discharge the responsibilities of our Board with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm and risk management programs, including cybersecurity. Specific responsibilities of our Audit Committee include:
•helping the Board oversee our corporate accounting and financial reporting processes;
•reviewing statutory financial statements of the company's domestic insurance subsidiaries;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps to be taken;
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm;
•monitoring the independence and performance of our internal audit function;
•overseeing our risk assessment and risk management activities, including our cybersecurity program;
•overseeing our enterprise risk management activities, including oversight of our insurance subsidiaries' regulatory risk reporting, and risks relating to data, cyber, and fraud; and
•overseeing the procedures for employees to submit concerns anonymously about questionable accounting or audit matters.

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Talent, Culture, and Compensation Committee
Members: Sabrina Kay (Chair), Mike Crowley, Rand Harbert, and Anthony Kuczinski

Independence Each member of the Talent, Culture, and Compensation Committee is an independent director.
Responsibilities
In accordance with the applicable NYSE Listing Rules, the Talent, Culture, and Compensation Committee (the "Compensation Committee") operates under a written charter, which is available on the governance section of our investor relations website, located at investor.hagerty.com/leadership-governance/governance-documents. The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing compensation policies, plans and programs, and to review and work with our Board to determine the compensation to be paid to executive officers and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•reviewing and recommending to our Board the compensation of our Chief Executive Officer and other executive officers;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, including working with our Board to establish performance targets for executive officers and evaluate achievement under such plans;
•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy; and
•assisting our Board in its oversight of human capital management including corporate culture, recruiting, retention, attrition, talent management, career development and progression, succession, and employee relations.

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Nominating and Governance Committee
Members: Bill Swanson (Chair), McKeel Hagerty, Mike Crowley, and Rand Harbert

Controlled Company
We utilize an exemption under the NYSE Listing Rules, available to us as a “controlled company” pursuant to NYSE Rule 303A.00. We qualify as a controlled company because more than 50% of the voting power for the election of our directors is held by HHC. Pursuant to the exemptions granted by our controlled company status, we have appointed a Nominating and Governance Committee made up of three independent directors and one non-independent director.

Responsibilities
In accordance with applicable NYSE Listing Rules, the Nominating and Governance Committee operates under a written charter, which is available on the governance section of our investor relations website, located at investor.hagerty.com/leadership-governance/governance-documents. Specific responsibilities of the Nominating and Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;
•considering and making recommendations to our Board regarding the composition and chairmanship of Board committees;
•developing and making recommendations to our Board regarding Governance Guidelines and matters;
•reviewing and approving, or, when appropriate, recommending Board approval of, related person transactions, amendments to our Insider Trading Policy, and amendments to Board committee charters; and
•overseeing periodic evaluations of our Board's performance, including Board committees, and compensation scheme for members of our Board and its committees.

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Finance and Capital Committee
Members: Rob Kauffman (Chair), Mika Salmi, and Bill Swanson

Independence Each member of the Finance and Capital Committee is an independent director and possesses extensive experience in corporate finance.
Responsibilities
The Finance and Capital Committee operates under a written charter, which is available on the governance section of our investor relations website, located at investor.hagerty.com/leadership-governance/governance-documents. The primary purpose of the Finance and Capital Committee is to assist our Board with monitoring and overseeing the Company’s operating and financial performance and capital management strategy. The Finance and Capital Committee oversees our long-term capital structure, investments, returns and investor relations. The Finance and Capital Committee is not responsible for financial reporting, which is the responsibility of our Audit Committee of our Board. Specific responsibilities of the committee include:
•reviewing the Company’s quarterly operating and financial performance reports including performance vs. plan;
•reviewing the annual budget and making a recommendation to the full Board for approval;
•reviewing quarterly communications with investors; and
•reviewing proposed mergers, acquisitions, joint ventures and divestitures, along with the financial implications of proposed transactions and making recommendations to the full Board for approval of such transactions.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE OVERVIEW
Board Meetings

Directors on our Board are expected to attend the annual meeting of stockholders and all or substantially all of our Board meetings and meetings of committees on which they serve. Further, directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.
During the year ended December 31, 2024, our Board held 7 meetings, our Audit Committee held 6 meetings, our Nominating and Governance Committee held 5 meetings, our Compensation Committee held 10 meetings, and our Finance and Capital Committee held 8 meetings. During 2024, all directors attended at least 75% of the total number of meetings of our Board and any committees on which they served.
Risk Oversight

Our Board, as a whole and through our Audit Committee, oversees our risk management program, including our cybersecurity program. Our risk management program is designed to identify, evaluate, and respond to high priority risks and opportunities. The risk management program facilitates constructive dialog at the senior management and board level to proactively realize opportunities and manage risks. Our Audit Committee is primarily responsible for overseeing our risk assessment activities and risk management processes on behalf of our Board and provides oversight of our enterprise risk management activities, including our insurance subsidiaries' regulatory risk reporting and risks relating to data security, cybersecurity, and fraud. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our Company and provides regular updates to our Audit Committee and our Board on identified high priority risks and opportunities within the risk management program, including cybersecurity.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE OVERVIEW
Additional Board and Corporate Governance Information

Director Nominees
When filling a vacancy on our Board, the Nominating and Governance Committee identifies the desired skills and experience of a new director nominee and nominates individuals who it believes can strengthen our Board’s capabilities and further expand the collective experience represented by the then-current directors. Our Nominating and Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the processes outlined in the Governance Guidelines and the Nominating and Governance Committee charter, and the same processes would be used for all candidates, including candidates recommended by stockholders (for further information about stockholder director nominations, please see Commonly Asked Questions and Answers—What is the deadline for submitting a stockholder director nomination for the 2026 annual meeting?).
Family Relationships
There are no family relationships among any of the directors and our executive officers.
Self-Evaluation
Our Board and each committee conducts an annual performance evaluation to determine whether it is functioning effectively. The evaluation focuses on our Board’s and the committees’ contributions to Hagerty concentrating on areas in which the Board or committee believes that it could improve.
As part of the annual Board self-evaluation, our Board evaluates whether its current leadership structure continues to be appropriate for us and our stockholders. Our Governance Guidelines provide the flexibility for our Board to modify its leadership structure in the future as appropriate.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and greater-than-ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the SEC and us. To our knowledge, based on a review of the copies of such reports filed with the SEC, the Company’s records, and written representations by our directors and executive officers that no other reports were required, we believe that during the 2024 fiscal year all of our directors, executive officers, and greater-than-ten-percent stockholders complied with the requirements of Section 16(a), except that on April 23, 2024, Kevin Delaney filed a late Form 4 for the grant of 18,742 restricted stock units (representing the same number of shares of Class A Common Stock) that occurred on April 1, 2024.
Insider Trading Policy
We have adopted an insider trading policy (the "Insider Trading Policy") that applies to our directors, officers, employees, consultants and contractors, as well as the other persons set forth in the Insider Trading Policy. Our Insider Trading Policy governs all transactions (including, but not limited to, purchases, sales and bona fide gifts) in our securities, including our Class A Common Stock, Class V Common Stock, and any other securities that we have or may issue, like options, preferred stock, warrants, notes, bonds, convertible securities, as well as derivative securities relating to any of our securities, even if not issued by us. The Insider Trading Policy prohibits trading in the securities of the Company, directly or indirectly, while aware of any material non-public information, and “tipping” or passing material nonpublic information to others. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE Listing Standards. A copy of the Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
The Insider Trading Policy does not expressly apply to our Company because we consider compliance with insider trading laws, rules and regulations, and NYSE Listing Standards, differently in the context of our own transactions in securities. Determinations that we will transact in our own securities are generally made by our Board (or an authorized committee or delegate), after careful

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TABLE OF CONTENTS	CORPORATE GOVERNANCE OVERVIEW
deliberation, with the advice of financial, legal or other outside advisors as appropriate, with a strategy for achieving our transactional objectives while complying with laws, rules, regulations and NYSE Listing Standards (including those relating to insider trading) applicable to the transaction.
Anti-Hedging and Anti-Pledging Policy
Our Insider Trading Policy includes restrictions and limitations on the ability of our directors, officers, and certain other employees to engage in transactions involving the hedging and pledging of our Class A Common Stock. Under the policy, hedging or monetization transactions are prohibited without written approval from our Board and the Chief Legal Officer. These transactions include zero-cost collars and forward-sale contracts, which allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. Accordingly, these types of transactions allow individuals to continue to own our Class A Common Stock without the full risks and rewards of ownership. In addition, the policy addresses the practice of pledging our Class A Common Stock as collateral for a loan, in which event the securities may be sold in foreclosure if the borrower defaults on the loan. Because a foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Hagerty securities, our directors, officers, and certain other employees are prohibited from pledging our securities as collateral for a loan without written approval from our Board and the Chief Legal Officer.
Clawback Policy
We have adopted a Policy for Recovery of Erroneously Awarded Incentive Compensation ("Clawback Policy") that complies with the NYSE Listing Rules and Section 10D of the Securities and Exchange Act 1934 and applies to all of our current or former Section 16 officers. Under the Clawback Policy, we are required to seek to recover "Erroneously Awarded Compensation" as defined in the Clawback Policy, from any affected officer if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under securities laws. The Clawback Policy applies to accounting restatements to correct an error in previously issued financial statements that is material to the previously issued financial statement, or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period.
The compensation elements subject to clawback or cancellation under the Clawback Policy include any compensation that is granted, earned or vested based in whole or in part on the attainment of a "Financial Reporting Measure" (as defined in the Clawback Policy), in each case, awarded, earned or paid out during the three fiscal years immediately preceding the date on which we were required to prepare the restatement. Our Compensation Committee has full and final authority to make any and all determinations required or permitted under the Clawback Policy.
Code of Conduct and Corporate Governance Guidelines
We have adopted a Code of Conduct that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting, as well as Governance Guidelines that apply to our Board. Our Code of Conduct and Governance Guidelines are available on our website at investor.hagerty.com/leadership-governance/governance-documents. We intend to disclose any material amendments to our Code of Conduct and Governance Guidelines or waivers of their respective requirements on our investor relations website.
Communications by Stockholders and Other Interested Parties with our Board of Directors
Stockholders and other interested parties may contact an individual director, the Lead Director, our Board as a group, or a specified board committee or group, including the non-management directors as a group, by sending regular mail to:
Hagerty, Inc.
121 Drivers Edge
Traverse City, MI 49684
ATTN: Board of Directors
or by email at investor@hagerty.com, subject: Board of Directors

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TABLE OF CONTENTS	CORPORATE GOVERNANCE OVERVIEW
Each communication should specify which director or directors the communication is addressed to, whether the sender is a stockholder or an interested party, as well as the general topic of the communication. We will receive the communications and process them before forwarding them to the addressee. We may also refer communications to other departments. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding us.

Hagerty 2025 Proxy Statement	17

Proposal One

Recommendation	20
Director Nominees	21
Executive Officers	26

Proposal One
Election of Directors

There are currently nine directors serving on our Board. Our Board recommends that the nine individuals presented, all but one of whom are current directors, be elected to serve on our Board for a one year term until the 2026 annual meeting of stockholders. With the exception of McKeel Hagerty, all nominees have been determined by our Board to meet the independence standards of the NYSE Listing Rules and applicable SEC rules relating to director independence (see the discussion of Director Independence in the "Board of Directors and Corporate Governance" section of this Proxy Statement for more information).
Each of the individuals listed below has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by our Board, unless a contrary instruction is indicated in the Proxy Card. The nominees to serve on our Board are:
McKeel Hagerty, Bill Swanson, Rand Harbert, Laurie Harris, Michael Heaton, Rob Kauffman, Sabrina Kay, Anthony Kuczinski, and Mika Salmi.
Our Board Unanimously Recommends That You Vote “FOR” the Election of Each of the Director Nominees.

88% In 2025....8 of our 9 Director Nominees are Independent
Biographical information regarding each nominee is set forth below.
Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by our Board will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to our Board, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.
In accordance with the Bylaws, election of directors shall be by vote of the majority of the votes cast (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “FOR” or “AGAINST” that nominee’s election at any meeting for the election of directors at which a quorum is present until HHC ceases to own at least 50% of the voting power of the Company, after which directors will be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.
Vote Required for Approval
Election of each director will require the affirmative vote by a majority of the shares of the common stock present by virtual attendance or represented by proxy and entitled to vote at the Annual Meeting.

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PROPOSAL ONE	TABLE OF CONTENTS

Recommendation
Our Nominating and Governance Committee and Board unanimously recommends that you vote "FOR" each of the nominees in the election of directors proposal.

20	Hagerty 2025 Proxy Statement

Director Nominees

The following biographical information is provided for each member of our Board:

McKeel Hagerty
Chairman of the Board and Chief Executive Officer of Hagerty; member of our Board since 2009

McKeel Hagerty has served as the Chairman of the Board since April 2, 2024, and as a member of our Board since we became a publicly traded company in December 2021. McKeel also served as a member of our Board prior to our initial public offering from October 2009 to 2021. In addition to his role as a Chairman, McKeel is also our CEO and the driving force behind Hagerty since 2000. McKeel has been with Hagerty in various roles since 1987. Outside of Hagerty, he served as a general partner of Grand Ventures, a venture capital firm, from 2017 to 2021. From 2016 to 2017, he was elected by fellow chief executives to serve as the international board chair for YPO, the global leadership organization with over 34,000 chief executives in more than 150 countries. McKeel earned Bachelor's degrees in English and Philosophy from Pepperdine University and a Master’s degree in Theology from Saint Vladimir’s Orthodox Seminary.

We believe Mr. Hagerty is well qualified to serve as a member of our Board because of his knowledge of our business and strategy, his leadership role at Hagerty, as well as his experience in the classic and enthusiast vehicle industry.

William Swanson
Lead Director, member of our Board since 2021
William (Bill) Swanson has served as a member of our Board since December 2021. Prior to his retirement Bill served as the Chairman and CEO of Raytheon Company ("Raytheon"), an aerospace company, from 2004 to 2014. Since December 2023, Bill has served on the board of directors of L3Harris Technologies, Inc. and, from 2010 to 2021, Bill served on the board of directors for NextEra Energy, Inc., a public energy company, including as the chair of its audit committee for seven years. Bill graduated magna cum laude from California Polytechnic State University with a Bachelor’s degree in Industrial Engineering. He was also awarded an honorary Doctor of Laws degree from Pepperdine University and an honorary Doctor of Science degree from California Polytechnic State University.

We believe Mr. Swanson's leadership experience as the Chairman and CEO of Raytheon, deep knowledge of risk management, including cybersecurity risk management, and board experience make him well qualified to serve on our Board.

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DIRECTOR NOMINEES	TABLE OF CONTENTS

Randall Harbert
Director, member of our Board since 2023
Randall (Rand) Harbert has served as a member of our Board since March 2023. Rand is a Senior Advisor to State Farm Mutual Automobile Insurance Company ("State Farm"). From 2012 until his retirement in 2022, he served as State Farm's Chief Agency, Sales and Marketing Officer. Rand joined State Farm in 1992 as an agent. Prior to joining State Farm, he served in several various roles at H.J. Heinz and Marion Merrell Dow. He graduated from the University of Central Missouri, earned an MBA from Webster University, and graduated from the General Management program at the Harvard Business School.

We believe Mr. Harbert's knowledge of the insurance industry and leadership experience in developing the relationship between State Farm and Hagerty make him well qualified to serve as a member of our Board.

Laurie Harris
Director, member of our Board since 2019

Laurie Harris has served as a member of our Board since Hagerty became a publicly traded company in December 2021. Laurie also served as a member of our Board prior to our initial public offering from December 2019 to 2021. Prior to her retirement in 2018, Laurie was a global engagement audit partner with PricewaterhouseCoopers LLP, one of the largest professional service firms, since 1994 after starting at the firm in October 1992. Since May 2019 Laurie has been a member of the board of directors and audit committee chair of International Workplace Group plc, a public company specializing in co-work and workspace brands, and, since July 2019, a member of the board of directors, nominating and governance committee, and audit committee chair of Synchronoss Technologies Inc., a public technology company specializing in cloud platforms and products. She is a Certified Public Accountant. Laurie graduated summa cum laude with a Bachelor of Science degree in Business Administration/Accounting from the University of Southern California.

We believe Ms. Harris's experience in the financial services and insurance industries and board leadership experience make her well qualified to serve on our Board.

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TABLE OF CONTENTS	DIRECTOR NOMINEES

Michael Heaton
Director Nominee
Michael (Mike) Heaton has been nominated for election to our Board at the Annual Meeting. Mike currently serves as Executive Vice President & Chief Operating Officer at Markel Group Inc., overseeing the day-to-day operations of the holding company, which includes five insurance businesses. Since joining Markel in 2008 as President & COO of Markel Ventures, Mike has played a key role in expanding the company's portfolio. In 2021, Mike led Markel's transformation into a diversified holding entity, reshaping its vision, structure, and governance. Mike's early career spanned entrepreneurial and operational roles, and he has served on corporate boards such as CapTech, Brahmin, Lansing Building Products, and Costa Farms. Mike holds a B.A. in Economics from Brigham Young University and an MBA from the Darden School of Business at the University of Virginia.

We believe Mr. Heaton's executive experience in board oversight and capital allocation within a business that has specialty insurance at its core makes him well qualified to serve on our board.

Robert Kauffman
Director, member of our Board since 2020

Robert (Rob) Kauffman has served as a member of our Board since December 2021. He also served as a member of our Board prior to our initial public offering from June 2020 to 2021 and on the board of directors of Aldel, our publicly traded predecessor, from April 2021 to December 2021. Rob has served on the board of directors and as Chairman and Chief Executive Officer of Aldel Financial II Inc., a special purpose acquisition company, since it went public in October 2024 and on the board of directors of Global Net Lease, Inc., a real estate investment trust, since March 2024. Rob is also the current Chairman of the Race Team Alliance, an association of NASCAR Cup Series teams; owner of RK Motors, a leading restorer, re-seller and provider of classic cars; and advisory board member of McLaren Racing, a leading United Kingdom based Formula1 racing team. From 1998 to 2012, Rob was a co-founder, principal, and member of the board of directors of Fortress Investment Group LLC ("Fortress"), an investment management firm. Prior to co-founding Fortress, he was a managing director at UBS Investment Bank from 1997 to 1998. Rob earned a Bachelor's degree in Business Administration from Northeastern University.

We believe Mr. Kauffman's experience in capital markets, senior management, board leadership, and experience in the classic and enthusiast vehicle industry make him well qualified to serve on our Board.

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DIRECTOR NOMINEES	TABLE OF CONTENTS

Sabrina Kay
Director, member of our Board since 2021
Dr. Sabrina Kay has served as a member of our Board since December 2021. She has served as the CEO of Fremont Private Investments Inc. since 2002, and a Strategic Partner at VSS Capital Since 2021. In 2006, she co-founded Premier Business Bank, which was merged with First Foundation, Inc. in 2018. That same year, she founded Fremont University, where she served as Chancellor and CEO until 2020, integrating a Dale Carnegie franchise into the university's MBA program during her tenure. In 1992, Dr. Kay founded the Art Institute of Hollywood, serving as its CEO and sole owner until its sale to EDMC, a public company, in 2002. Since December 2020, Dr. Kay has been a member of the board of directors and the audit and compensation committees of MannKind Corporation, a public biopharmaceutical company. Since May 2022, she has also served on the board of directors and the compensation and nominating & governance committees at East West Bancorp, Inc., the publicly traded holding company of East West Bank. Dr. Kay holds an MBA from the University of Southern California, an MS in Education, and a doctorate in Work-Based Learning Leadership from the University of Pennsylvania.

We believe Dr. Kay's senior management and board leadership experience make her well qualified to serve on our Board.

Anthony Kuczinski
Director, member of our Board since 2024
Anthony (Tony) J. Kuczinski has served as a member of our Board since July 2024. Tony has held various leadership positions throughout his 34-year career at Munich Reinsurance US Holdings (Munich Re US), including 15 years as President and Chief Executive Officer, as well as Executive Advisor to the Board of Management for Munich Re US upon his retirement as CEO in 2023. Prior to Munich Re, Tony was Chief Operating Officer of NY Marine and General Insurance Company. He also worked in the audit practice of the public accounting firm of Coopers & Lybrand. Tony provides strategic and leadership advisory services to senior executives in the insurance industry through LST Risk Concepts, LLC, a firm he founded. In addition, he serves as Lead Independent Director of Skyward Specialty Insurance Group, a specialty insurance company delivering commercial property and casualty products and solutions. He also serves on the board of Ryan Specialty, a U.S. property and casualty insurance wholesale broker. Tony completed the advanced executive education program in conjunction with the AICPCU and the Wharton School. Tony earned a bachelor’s degree in business administration from Pace University.

We believe Mr. Kuczinski's experience in senior leadership, insurance and reinsurance, and board leadership make him well qualified to serve on our Board.

24	Hagerty 2025 Proxy Statement

TABLE OF CONTENTS	DIRECTOR NOMINEES

Mika Salmi
Director, member of our Board since 2021

Mika Salmi has served as a member of our Board since December 2021. Mika is a serial entrepreneur and active early stage venture investor. He has been a Venture Partner at Lakestar Advisors, a European venture capital firm, since January 2024. From 2020 through to January 2024 he was the Managing Partner of Lakestar Advisors, and previously served as Partner from January 2019 to February 2020. Prior to Lakestar Advisors, from 2014 to 2019, he served as a Senior Advisor to The Raine Group LLC, a global merchant bank focused on technology, media, and telecommunications. From 2012 to 2014, he served as the founding CEO of CreativeLive, an online education company. Previously, in 1998 he founded Atom Entertainment which was a pioneer in online entertainment with its three global recognized brands - AtomFilms, Shockwave and AddictingGames. Mika sold Atom to Viacom (now Paramount Global) where he served as President of Digital and sat on the Executive Committee. Mika earned a Bachelor of Science degree from the University of Wisconsin and an MBA from INSEAD.

We believe Mr. Salmi's experience in capital markets, senior management, and board leadership make him well qualified to serve on our Board.

Hagerty 2025 Proxy Statement	25

Executive Officers

The following table sets forth certain information about each of our executive officers as of April 24, 2025:

Name	Age	Position(s)

McKeel Hagerty	57	CEO and Chairman of the Board
Patrick McClymont	55	Chief Financial Officer ("CFO")
Kenneth Ahn	47	President of Marketplace
Jeffrey Briglia	54	President of Insurance
Diana Chafey	56	Chief Legal Officer and Corporate Secretary
Collette Champagne	56	Chief Human Resources Officer and Chief Administrative Officer
Russell Page	54	Chief Information Officer

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TABLE OF CONTENTS	EXECUTIVE OFFICERS

The following biographical information is provided for each of our executive officers:
McKeel Hagerty
CEO
McKeel Hagerty has served as the CEO of Hagerty since 2000 and is a member of our Board. His biographical information is above under the “Directors” section.
Hagerty's CEO since 2000.

Patrick McClymont
CFO

Patrick McClymont has served as our CFO since September 2022. Prior to joining Hagerty, he served as the CFO of Orchard Technologies, Inc., a residential real estate services company from 2021 through August 2022. From 2016 to 2021, Patrick served as the CFO of IMAX Corporation (NYSE: IMAX). He was responsible for all aspects of IMAX’s finance-related functions including control, financial planning & analysis, tax, investor relations, risk management, information technology, and corporate development and strategy. From 2013 to 2016, he served as the CFO at Sotheby’s, a global brokerage selling and financing authenticated art and luxury collectibles. Prior to Sotheby’s, Patrick was a Partner and Managing Director at Goldman, Sachs & Co., where he spent 15 years. He earned a Bachelor of Science degree from Cornell University and a Master of Business Administration degree from the Tuck School of Business at Dartmouth.

Hagerty's CFO since 2022.

Kenneth Ahn
President of Marketplace
Kenneth (Ken) Ahn has served as the President of Hagerty Marketplace since January 2022. Ken is also the President of Broad Arrow Group, Hagerty's wholly owned subsidiary and live auction platform. From November 2016 to August 2021, Ken served as President of RM Sotheby’s, a collector car auction house. From 2014 to 2016, he led the strategy and corporate development efforts at Sotheby's as SVP, Strategy and Corporate Development, in New York. Prior to Sotheby’s, from 2007 to 2014, Ken worked in the Investment Banking Division at Goldman Sachs in New York, as a member of the Global Industrials Group as well as the M&A Group. Ken earned an AB, with honors, in Economics from Harvard College and an MBA from Harvard Business School.

President of Hagerty Marketplace since 2022.

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EXECUTIVE OFFICERS	TABLE OF CONTENTS

Jeffrey Briglia
President of Insurance
Jeffrey (Jeff) Briglia has served as Hagerty‘s President of Insurance since June 2024. Before joining Hagerty, Jeff served as the President and CEO of Plymouth Rock Assurance’s Direct and Partner Group. Prior to Plymouth Rock, Jeff was the Chief Operating Officer and Chief Insurance Officer for Metromile. He also held executive leadership positions at market leaders Progressive and Allstate, and at Mercury Insurance. Jeff holds a Bachelor of Science degree in Civil Engineering from SUNY Buffalo and an MBA from Carnegie Mellon University.

Head of Hagerty's Insurance Business since 2024.

Diana Chafey
Chief Legal Officer and Corporate Secretary

Diana Chafey has served as our Chief Legal Officer and Corporate Secretary since 2023. Before joining Hagerty, Diana served as Chief Legal Officer and Corporate Secretary for ATI Physical Therapy ("ATI"), a rehabilitation provider, from 2018 through 2022. Prior to ATI, she was the executive vice president, chief legal counsel and corporate secretary for The Warranty Group (TWG Holdings Limited), a provider of insurance and protection products for consumer goods. Diana was also a partner at the law firm DLA Piper LLP (US). Diana earned a Bachelor's degree in Communications from Arizona State University and a Juris Doctor degree from Valparaiso University School of Law.

Hagerty's Chief Legal Officer and Corporate Secretary since 2023.

Collette Champagne
Chief Human Resources Officer and Chief Administrative Officer

Collette Champagne has served as our Chief Human Resources Officer and Chief Administrative Officer since 2023, having previously served as Chief Operating Officer since 2018, and as SVP of Human Resources and Chief People Officer at Hagerty. Collette joined Hagerty in 1999 as leader of our sales and service operation. She is a graduate of the University of Michigan Executive Human Resources Program. Collette earned Bachelor of Science degrees in Agriculture and Natural Resources and in Communications from Michigan State University.

Hagerty's Chief Human Resources Officer and Chief Administrative Officer since 2023 and Hagerty Team Member since 1999.

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TABLE OF CONTENTS	EXECUTIVE OFFICERS

Russell Page
Chief Information Officer
Russell Page leads Hagerty’s IT strategy including analytics and data science, cyber and information security, corporate systems, and network and infrastructure management. Prior to Hagerty, from August 2021 through July 2022, Russell was a member of the General Motors Financial leadership team, serving as the Head of Strategy & Growth for OnStar Insurance. Before General Motors, between January 2014 and October 2018, Russell served as CEO & President of DaRK Capital, a privately held technology holding company, and its worldwide operating subsidiaries. Russell’s background also includes both business and technology leadership roles, serving companies such as Taylor Corporation, State Farm Insurance and Plymouth Rock Assurance. Russell earned a Bachelor of Science in Business from Eureka College and a Master of Business Administration degree from the University of Idaho.

Hagerty's Chief Information Officer since 2022.

Hagerty 2025 Proxy Statement	29

Executive Officer and
Director Compensation

Executive Compensation
This section discusses the material components of the executive compensation program for our named executive officers who are identified below.
We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The rules of the Securities Act of 1933 ("Securities Act") require compensation disclosure for: (1) our principal executive officer, (2) our two most highly compensated executive officers other than the principal executive officer whose total compensation for 2024 exceeded $100,000 and who were serving as executive officers as of December 31, 2024, and (3) up to two additional individuals for whom disclosure would have been provided, but for the fact that the individual was not serving as an executive officer of the company as of December 31, 2024. We refer to these individuals as our “named executive officers.”
For the year ended December 31, 2024, our named executive officers were:
•McKeel Hagerty, CEO
•Patrick McClymont, CFO
•Russell Page, CIO
•Paul Rehrig, former President, Hagerty Media & Entertainment
Mr. Rehrig served as our President, Hagerty Media & Entertainment, until December 2, 2024.

Compensation Consultant
Mercer has served as an independent executive compensation consultant to our Compensation Committee since August 2023. Mercer advised our Compensation Committee on our compensation philosophy, compensation peer group, executive benchmarking methodology, and helped our Compensation Committee establish a continued meeting framework to support our overall business and compensation objectives. In 2025, we expect that our executive compensation program will continue to evolve commensurate with our growth.
In 2024, management also retained Mercer to consult with us on job architecture. Our Compensation Committee assessed Mercer's independence pursuant to the NYSE rules and concluded that its retention of Mercer did not raise any conflicts of interest.

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed in the years ended December 31, 2023 and December 31, 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
McKeel Hagerty	2024	850,001	—	1,700,000(2)	617,101	—	39,888(3)	3,206,990
CEO	2023	850,001	—	700,000(3)	765,001	—	64,475(4)	2,379,477
Patrick McClymont	2024	575,001	—	1,756,250(5)	521,813	—	38,890	2,891,954
CFO	2023	575,001	—	1,006,250	646,876	—	37,884	2,266,011
Russell Page	2024	650,000	—	487,500	442,406	—	37,721	1,617,627
CIO
Paul Rehrig	2024	625,625	650,000(7)	812,500(8)	—	—	139,039(9)	2,227,164
former President(6)	2023	650,000	650,000(7)	812,500	438,750	—	33,475	2,584,725
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the RSU and PRSUs granted to our named executive officers, as computed in accordance with Financial Accounting Standard Board Accounting Codification Topic 718 for stock-based compensation transactions, as applicable. Assumptions used in the calculation of these amounts are included in Note 21 to our financial statements. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting or settlement of the RSUs or PRSUs.
(2)Amounts include employer 401(k) matching, employer contributions for medical, dental, vision, disability, and life insurance premiums, taxable gains with respect to the ESPP discount (in connection with Mr. McClymont and Mr. Rehrig's participation in that plan) and, with respect to Mr. Rehrig, his separation payments made in 2024. The applicable amounts for each named executive officer for each category of payments in excess of $10,000 paid in 2024 are set forth in the table below:

Named Executive Officer	401(k) Matching ($)	Employer Insurance Contributions ($)	Separation Payment ($)
McKeel Hagerty	13,800	26,088	Not applicable
Patrick McClymont	13,800	24,184	Not applicable
Russell Page	13,800	23,921	Not applicable
Paul Rehrig	13,800	22,363	101,563
(3)In 2023 Mr. Hagerty was entitled to an annual stock award at target of 200% of base salary in 2023 but independently elected to forego $1 million of the amount to which he was entitled.
(4)Amounts include employer 401(k) matching, employer contributions for medical, dental, vision, disability, life insurance, as well as $25,000 for the cost of a personal assistant.
(5)In addition to the annual grant referenced in Footnote 1 above, the value for Mr. McClymont includes a discretionary stock award granted in December 2024, as further discussed below under “Stock Awards”.
(6)Mr. Rehrig served as our President, Hagerty Media & Entertainment, until December 2, 2024.
(7)Mr. Rehrig’s 2023 and 2024 Executive Incentive Bonuses were paid in March 2024 and March 2025, respectively, pursuant to Mr. Rehrig's employment agreement.
(8)Mr. Rehrig’s unvested stock awards, including RSUs and PRSUs granted to him in 2024, were forfeited when his employment was terminated.
(9)Amount indicated includes a December 2024 payment tied to Mr. Rehrig’s separation agreement, as further discussed below under "Employment and Termination Arrangements”.

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Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Our Compensation Committee reviews the base salaries of our named executive officers each year (or otherwise at the time of a new hire or promotion) and recommends any adjustments it deems necessary for Board approval. The base salaries for Mr. Hagerty, Mr. McClymont, and Mr. Rehrig remained the same from 2023 to 2024.
Stock Awards
Stock awards are made pursuant to the Hagerty, Inc. 2021 Stock Incentive Plan (the "Equity Incentive Plan") and operate as a long-term incentive in order to retain talented members of our team, and to motivate eligible executives to achieve long-term financial and strategic objectives. In 2024, our Board approved a 50:50 mix of restricted stock unit (“RSU”) and performance restricted stock unit (“PRSU”) awards for our named executive officers, that were awarded on April 1, 2024. RSU awards vest on a time-based schedule and PRSUs are earned on a performance-based and time-based vesting schedule. Vested RSUs are settled for shares of our Class A Common Stock on a one-to-one basis and PRSUs are settled for a number of shares of our Class A Common Stock, if any, in a range based upon the Company’s achievement against a goal or metric determined by our Compensation Committee. All stock awards to our named executive officers are subject to certain restrictive covenants, and continued service with us through the vesting date, with exceptions for death, disability, or qualifying retirement.
We do not grant stock options, stock appreciation rights, or similar option-like instruments to our named executive officers or other employees or service providers. If in the future we anticipate granting stock options, stock appreciation rights, or similar option-like instruments, we may establish policies and practices regarding the timing of awards in relation to the disclosure of material nonpublic information.
2024 RSU Awards
The RSU awards granted to our named executive officers on April 1, 2024, as further detailed in the table below, are subject to a time-based vesting requirement with one-third of the RSUs granted vesting into shares of our Class A Common Stock on each of the first, second, and third anniversaries of the grant date, assuming the continued service of the executive officers on each vesting date. Our Board occasionally approves discretionary RSU awards, including the December 2024 award granted to Mr. McClymont, also as detailed below.
2024 PRSU Awards
The PRSU awards granted to our named executive officers on April 1, 2024, as further detailed in the table below, vest, if at all, based on our achievement of an aggregate Adjusted Operating Income target (the “2024 Grant Performance Target”) over the period of January 1, 2024 through December 31, 2026 (the “Performance Period”), measured in a percentage ranging from a threshold of 70% of the 2024 Grant Performance Target to a maximum of 150% of the 2024 Grant Performance Target, which percentage corresponds to a multiplier of the number of shares of our Class A Common Stock into which such PRSUs will vest ranging from 35% to 200% of the target number of PRSUs. In addition, vesting of the PRSU awards is contingent upon the named executive officer’s continuous employment throughout the 2024 Grant Performance Period and continuing through the date on which our Compensation Committee determines the applicable level of performance attained during the 2024 Grant Performance Period, which generally occurs in the first calendar quarter following the end of a performance period (the “2024 Grant Determination Date”). Any vested PRSUs will be settled into the corresponding number of shares of our Class A Common Stock as soon as reasonably practicable following the 2024 Grant Determination Date. In the event of a change in control, our Compensation Committee may elect to determine the number of earned PRSUs based on our level of achievement of the 2024 Grant Performance Target immediately prior to the change in control (“Earned PRSUs”), which Earned PRSUs will be eligible to vest subject to the named executive officer's continued employment through January 1, 2027, subject to the provisions below.

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RSUs and PRSUs granted to our named executive officers are also eligible to vest upon a qualifying termination of employment due to death, disability or qualifying retirement. A qualifying retirement means a termination where the named executive officer’s last day of employment is on or after their fifty-fifth (55th) birthday and their age (in whole years) plus full years of continuous, full-time employment with us (as measured from the date of hire, and without regard to any partial years of employment) equals seventy (70) or more. As of April 24, 2025, McKeel Hagerty is the only named executive officer who is qualifying retirement eligible.
In the event of the termination of any our named executive officers due to death or disability, any then-unvested RSUs of such named executive officers will vest in full. In the event of a qualifying retirement, a number of RSUs will vest equal to the number of RSUs that would have vested by the employment termination date had the RSUs vested on a daily basis following the most recent vesting date preceding the employment termination date. In the event of a termination due to death, disability or qualifying retirement, a pro-rata number of PRSUs will vest subject to our attainment of the 2024 Grant Performance Target as of the termination date and the total number of days the named executive officer was employed during the 2024 Grant Performance Period.
The RSUs and PRSUs granted to our named executive officers are also eligible to vest in connection with certain involuntary terminations of employment following a change in control. If employment is involuntarily terminated without cause within 24 months following a change in control, any unvested RSUs as of the date of termination will become fully vested. If employment is involuntarily terminated without cause following a change in control, any PRSUs that are determined by our Compensation Committee to be Earned PRSUs as of immediately prior to the change in control, will become fully vested.
On April 1, 2024, to fulfill our contractual commitments to them under their employment agreements as described below and based on the factors described above, our Board approved the grants of RSUs and PRSUs to our named executive officers as set forth in the table below. In addition, to recognize Mr. McClymont’s contributions to the Company's performance in 2024, his critical role on the leadership team, and to strengthen his long-term alignment with the Company and its stockholders, on December 17, 2024, our Board approved a retention grant to Mr. McClymont of 68,306 RSUs, which are also reflected in the table below. These retention RSUs are subject to a time-based vesting requirement with one-third of the RSUs granted vesting into shares of our Class A Common Stock on each of the third, fourth, and fifth anniversaries of the grant date, assuming Mr. McClymont’s continued service on each vesting date.

Named Executive Officer	Number of RSUs Granted	Number of PRSUs Granted(1)
McKeel Hagerty	92,896	92,896
Patrick McClymont	123,292	54,986
Russell Page	26,639	26,639
Paul Rehrig(2)	44,398	44,398

(1)Amounts represent target number of shares of our Class A Common Stock into which such PRSUs would vest if the 2024 Grant Performance
Target is achieved at a level of 100%.
(2)The RSUs and PRSUs granted to Mr. Rehrig in 2024 were forfeited when his employment was terminated in December 2024.

Annual Incentive Plan
Our Annual Incentive Plan is designed to hold executives accountable, reward the executives based on actual business results, and help create a pay-for-performance culture. Our Compensation Committee reviews the target incentive under our Annual Incentive Plan for each of our named executive officers each year (or otherwise at the time of a new hire or promotion) and recommends for Board approval any adjustments it deems necessary. The target incentive for each of our named executive officers remained the same from 2023 to 2024.
In 2024, the annual incentives for our named executive officers were earned based on the achievement of three performance metrics: Adjusted EBITDA, operating income, and total revenue growth, weighted 37.5%, 37.5% and 25%, respectively. Our performance in 2024 as measured against the target goals established resulted in a payment amount under the plan equal to

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	TABLE OF CONTENTS
72.6% of the target payment level for each named executive officer. In addition to the performance metrics, the Annual Incentive Plan also permits our Board, in its sole discretion, to approve final payment amounts under the plan which, based on individual performance, differ from the amount achieved by the performance metrics. In 2025, our Board determined that, based on individual performance factors, Mr. Hagerty would receive a payment under the 2024 Annual Incentive Plan equal to 100% of the 72.6% target payment level, and Mr. McClymont and Mr. Page would each receive payments equal to 125% of the 72.6% target payment level. Accordingly, Messrs. Hagerty, McClymont, and Page, were awarded final payment amounts under the Annual Incentive Plan of $617,101, $521,813, and $442,406, respectively. Because Mr. Rehrig’s employment with us was terminated in December 2024, he was not eligible for a bonus under our Annual Incentive Plan. However, as described below. Mr. Rehrig was entitled to a separation payment in respect of the amount that he otherwise would have received under the 2024 Annual Incentive Plan.
Named Executive Officer Compensation Changes in 2025
As part of the annual review process that took place in early 2025, our Compensation Committee recommended, and our Board approved, changes to target compensation for Messrs. Hagerty and McClymont. The changes to Mr. Hagerty’s compensation rebalance his total compensation mix in recognition of his significant equity holdings, which create a strong alignment with the interests of other stockholders. After consideration of its assessment of Mr. Hagerty's strong performance against the Company's strategic objectives, our Board approved the following changes to Mr. Hagerty’s compensation for fiscal year 2025: an increase in Mr. Hagerty’s annual base salary from $850,000 to $1.2 million, an increase in Mr. Hagerty’s target incentive under our 2025 Annual Incentive Plan from 100% of his annual base salary to 200% of his annual base salary, and a decrease in his target incentive under our Equity Incentive Plan (as defined below) for 2025 from an equity award with a value equal to 200% of his annual base salary (consisting of 50% RSUs and 50% PRSUs) to an equity award with a value equal to $200,000 (consisting of only PRSUs). The resulting mix of Mr. Hagerty’s compensation is aligned with market practice for founder CEOs and 100% of his incentive compensation is subject to achievement of annual and long-term financial objectives. Our Board approved an increase in Mr. McClymont’s annual base salary from $575,000 to $650,000 for fiscal year 2025. This increase in base salary for Mr. McClymont reflects his criticality to Hagerty in driving improvements in revenue growth and profitability.

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding equity awards granted to our named executive officers that were outstanding as of December 31, 2024.

	Restricted Stock Unit Awards		Performance Stock Unit Awards
Name and Principal Position	Number of unearned shares, units, or other rights that have not vested(1)(2)	Market or payout value of unearned shares, units, or other rights that have not vested(3)	Number of unearned shares, units or other rights that have not vested(1)(2)	Market or payout value of unearned shares, units, or other rights that have not vested(3)

McKeel Hagerty	860,798	$8,306,701	3,800,032(4)(5)	$36,670,309
CEO
Patrick McClymont	218,586(4)	$2,109,355	54,986(4)	$530,615
CFO
Russell Page	71,241	$687,476	26,639(4)	$257,066
CIO
(1)The numbers reflected in these columns represent RSUs and PRSUs granted under the Equity Incentive Plan. Each RSU and PRSU vests into shares of our Class A Common Stock in accordance with the vesting schedules of each award agreement between the named executive officer and the Company, which are summarized above under "Stock Awards" and in the following footnotes.
(2)

Name	Vesting Date	Number of unearned shares, units, or other rights that have not vested (RSUs)	Number of unearned shares, units, or other rights that have not vested (PRSUs)
McKeel Hagerty	4/1/2025	242,578
	4/1/2026	190,060
	3/1/2027		92,896(4)
	4/1/2027	163,364
	4/1/2028	132,398
	4/1/2029	132,398	3,707,136(5)
Patrick McClymont	4/1/2025	56,705
	10/1/2025	18,539
	4/1/2026	56,707
	3/1/2027		54,986(4)
	4/1/2027	18,329
	12/17/2027	22,768
	12/17/2028	22,769
	12/17/2029	22,769
Russell Page	4/1/2025	27,472
	10/1/2025	7,416
	4/1/2026	27,473
	3/1/2027		26,639(4)
	4/1/2027	8,880

(3)The closing price of our Class A Common Stock on December 31, 2024 was $9.65.
(4)PRSUs granted on April 1, 2024 vest, if at all, into shares of our Class A Common Stock in a range of 35% to 200% of the target number of shares based on the Company’s achievement against the 2024 Grant Performance Target over the 2024 Grant Performance Period and vesting is contingent upon the named executive officer’s continuous employment throughout the 2024 Grant Performance Period and continuing through the 2024 Grant Determination Date.
(5)PRSUs granted on April 1, 2022 vest, if at all, in tranches upon the achievement of the following stock price thresholds prior to April 1, 2029: 25% of the PRSUs would vest upon our Class A Common Stock trading above $20.00 per share on the NYSE for 60 consecutive days, 25% would vest upon our Class A Common Stock trading above $25.00 per share on the NYSE for 60 consecutive days, and 50% would vest upon our Class A Common Stock trading above $30.00 per share on the NYSE for 60 consecutive days.

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Employment and Termination Arrangements

McKeel Hagerty
We entered into an Employment Agreement with Mr. Hagerty, dated January 1, 2018, which was amended in March 2023. Pursuant to Mr. Hagerty’s Employment Agreement, he is entitled to a base salary, participation in our Annual Incentive Plan with a target incentive of at least 100% of his base salary, participation in our Equity Incentive Plan with a target incentive of at least 200% of his base salary, and benefits available to our senior executives. Under the March 2023 amendment, Mr. Hagerty’s perquisites and allowances were eliminated. Effective as of January 1, 2025, for the reasons previously described above, our Board approved an increase to Mr. Hagerty’s base salary for 2025 from $850,000 to $1.2 million, an increase to Mr. Hagerty’s target 2025 incentive under our Annual Incentive Plan from 100% to 200% of his annual base salary, and a decrease to his target incentive under our Equity Incentive Plan for 2025 from an equity award with a value equal to 200% of his annual base salary consisting of 50% RSUs and 50% PRSUs to an equity award with a value equal to $200,000 consisting of PRSUs only. If we terminate Mr. Hagerty’s employment for a reason other than Cause or Disability or if Mr. Hagerty resigns for Good Reason, as such terms are defined in Mr. Hagerty’s Employment Agreement, and he executes a binding waiver and release of claims against us and related persons, then he is entitled to the following severance benefits: (i) 24 months of continued base salary, (ii) 24 months of continued participation in our Annual Incentive Plan (based on actual performance results), (iii) 24 months of continued participation in our Equity Incentive Plan (based on actual performance results and including a prorated benefit for any partial fiscal year at the end of such 24-month period), and (iv) 24 months of continued health and dental benefits. For purposes of this severance benefit, “Good Reason” generally is defined to include a material reduction in Mr. Hagerty’s base salary or other compensation or benefits, the assignment of duties that are materially inconsistent with his position, a material adverse change in his authority or reporting responsibilities, a required relocation or a substantially burdensome increase in required travel, the failure of a successor to assume his employment agreement, or our material breach of his employment agreement. Under the terms of Mr. Hagerty’s Employment Agreement, he is subject to restrictive covenants regarding non-competition and non-solicitation of employees while employed by us and for 12 months following his termination of employment.
Patrick McClymont
We entered into an Employment Agreement with Mr. McClymont, dated September 6, 2022, which was amended in March 2023. Pursuant to Mr. McClymont’s Employment Agreement, he is entitled to a base salary, participation in our Annual Incentive Plan with a target incentive of at least 100% of his annual base salary (and a payout range of 0% to 200%), participation in our Equity Incentive Plan with a target incentive equal to 175% of his annual base salary, and benefits available to our senior executives. Under the March 2023 amendment, Mr. McClymont’s car allowance was eliminated. Effective as of January 1, 2025, for the reasons previously described above, our Board approved an increase to Mr. McClymont’s base salary from $575,000 to $650, 000. If we terminate Mr. McClymont's employment for a reason other than Cause or Disability or if Mr. McClymont resigns for Good Reason, as such terms are defined in Mr. McClymont’s Employment Agreement, and he executes a binding waiver and release of claims against us and related persons, then he is entitled to 12 months of continued base salary at a rate equal to 1.5x his then current annual base salary. For purposes of this severance benefit, “Good Reason” generally is defined to include a reduction in Mr. McClymont's annual base salary or incentive compensation, a diminution in his title, authority, duties or responsibilities or a change in his reporting lines, or our material breach of his employment agreement. Under the terms of Mr. McClymont’s Employment Agreement, he is subject to restrictive covenants regarding non-competition and non-solicitation of employees while employed by us and for 12 months following his termination of employment, or 24 months if the termination of employment is without Good Reason or for Cause.
Russell Page
We do not have an employment agreement with Mr. Page. His compensation is approved annually by our Board. He is entitled to a base salary, participation in our Annual Incentive Plan with a payout range of 0% to 200% of the target incentive of 75% of his annual base salary, participation in our Equity Incentive Plan with a target incentive equal to 75% of his annual base salary, and benefits available to our senior executives.

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Paul Rehrig Separation
As previously disclosed, Mr. Rehrig’s employment with us as President, Hagerty Media & Entertainment ended on December 2, 2024, pursuant to the terms of his Employment Agreement, dated August 16, 2021 (as amended in March 2023). In connection with the termination of Mr. Rehrig’s employment, on November 4, 2024, he entered into an Employee Separation and Release of Claims Agreement with Hagerty Insurance Agency, LLC. Pursuant to that agreement, Mr. Rehrig is entitled to receive: (i) base salary payments through December 2, 2025, (ii) a single payment of $101,563 for accrued but unused paid time off through December 2, 2024, (iii) a payment of $353,925, which was equal to the annual incentive he would have otherwise received pursuant to our Annual Incentive Plan for 2024, and (iv) up to nine months of subsidized premiums for continued health insurance. The separation agreement further provided for a customary general release and waiver of claims by Mr. Rehrig in favor the Company and related entities and persons. In addition, under the separation agreement, Mr. Rehrig is subject to restrictive covenants regarding non-competition, non-solicitation of employees, and non-solicitation of customers for the 12-month period following his termination of employment.
401(k) Plan
We maintain a qualified 401(k) savings plan that allows participants to defer cash compensation up to the maximum amount allowed under IRS guidelines. We make a matching contribution to the plan equal to 100% of the participant’s elective deferral, up to 4% of his or her compensation. Participants are immediately vested in the contributions to the plan.

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Director Compensation

We have designed our non-employee director compensation program to achieve the following objectives:
•align directors’ interests with the long-term interests of our stockholders;
•attract and retain outstanding director candidates with diverse experiences, viewpoints and backgrounds; and
•recognize the substantial time commitment required to serve as a Hagerty director.
Our Nominating and Governance Committee periodically reviews our director compensation program. Independent directors do not receive, directly or indirectly, any consulting, advisory or other compensatory fees from us. Directors who are employees of Hagerty do not receive compensation for their service on our Board. We also reimbursed our directors for their reasonable Board travel related expenses. The following table presents summary information regarding the total compensation paid to the non-employee directors of Hagerty for the year ended December 31, 2024:

Name	Fees earned or paid in cash(1) ($)	Stock awards(2) ($)	All other compensation ($)	Total ($)

Mike Crowley(3)	96,250	90,000	_	186,250
Randall Harbert	96,250	90,000	_	186,250
Laurie Harris	101,250	90,000	5,000(4)	196,250
Rob Kauffman	99,088	90,000	_	189,088
Sabrina Kay	101,250	90,000	_	191,250
Anthony Kuczinski(5)	44,056	65,589	_	109,645
Mika Salmi	97,500	90,000	_	187,500
Bill Swanson	124,883	90,000	_	214,883
(1)In 2024, our directors were paid a retainer of $85,000 for serving on our Board, $15,000 for serving as the chair of our Audit or Compensation Committee, $8,500 for serving as the chair of our Nominating and Governance Committee or the Finance and Capital Committee, $7,500 for serving on our Audit or Compensation Committee, and $5,000 for serving on our Nominating and Governance Committee or the Finance and Capital Committee.
(2)For all directors other than Mr. Kuczinski, this column represents the grant of restricted stock units having a fair market value of $90,000 based on the closing stock price on March 31, 2024, which vests 100% on April 1, 2025. Mr. Kuczinski’s restricted stock units were prorated in connection with his appointment to our Board effective July 9, 2024, and he received restricted stock units having a fair market value of $65,589 based on the closing stock price on September 30, 2024.
(3)Mr. Crowley will retire from our Board on June 3, 2025.
(4)Includes $5,000 for service on a committee of the Hagerty Re board of directors.
(5)Mr. Kuczinski was appointed to our Board effective on July 9, 2024.

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Non-Employee Director Compensation Structure

On February 3, 2025, our Board amended the Non-Employee Director Compensation Structure such that we compensate our non-employee directors, beginning on April 1, 2025, as follows:

Description	Amount(1)

Annual Retainer	$85,000
Annual Stock Grant	Grant of restricted stock units having a fair market value of $125,000 based on the closing stock price on March 31, 2025, which vests 100% on April 1, 2026.
Additional annual retainers for serving as chairperson of our Board, Lead Director, and chairperson of a Committee	$75,000 for Chair of our Board. However, directors who are also management do not receive additional compensation for serving on our Board.

$30,000 for Lead Director.

$20,000 for chair of our Audit Committee; $15,000 for chair of our Compensation Committee, and; $10,000 for chairs of our Nominating and Governance and Finance and Capital Committees.
Additional annual retainers for serving on committees	$10,000 for service on our Audit Committees; $7,500 for service on our Compensation Committee, and; $5,000 for service on our Nominating and Governance and Finance and Capital Committees.
Additional retainer for serving on board of directors for Hagerty Re	$5,000

Director and CEO Stock Ownership Guidelines

Our Board believes that directors having an ownership stake in Hagerty strengthens the alignment of interests between directors and our stockholders. Accordingly, under our Governance Guidelines our Board has set the following stock ownership thresholds:
•The minimum stock ownership guideline for non-employee directors is five (5) times the amount of the annual retainer that we pay directors for service on our Board, and does not include retainers paid for serving on a committee, as the chair of a committee, as the Chairman of the Board, or as Lead Director.
•The minimum stock ownership guideline for our CEO is six (6) times base salary.
Under this formula, non-employee directors are expected to hold $425,000 (5 x $85,000) of Hagerty stock, and our CEO is expected to hold $7.2 million (6 x $1.2 million) of Hagerty stock.
Directors have five years from being named a director to meet these minimum stock ownership guidelines. Each director is expected to maintain this minimum ownership amount throughout the director’s term of service. In the event that the annual retainer fee or CEO base salary is increased, directors and the CEO will have three years to meet the new ownership guidelines. Our Board will evaluate whether exceptions should be made for any director on whom these guidelines would impose a financial hardship. Our Nominating and Governance Committee measures compliance on an annual basis.
As of the date of this Proxy Statement, our CEO McKeel Hagerty and directors Rob Kauffman and Bill Swanson have met the threshold set by these guidelines.

Hagerty 2025 Proxy Statement	39

Certain Relationships and Related Person Transactions

Policy for Approval of Related Person Transactions
Our Board has adopted a policy in furtherance of our Code of Conduct with respect to the review, approval, and ratification of related person transactions. Under the policy, our Nominating and Governance Committee (or a committee consisting solely of disinterested directors) is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Nominating and Governance Committee considers the relevant facts and circumstances to decide whether to approve or ratify such transactions. In particular, our policy requires our Nominating and Governance Committee to consider all material facts and circumstances in its review of a particular transaction, which may include, among other things, the following factors:
•the related person’s relationship to us and interest in the transaction;
•the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee;
•the benefits to us of the proposed transaction;
•the public disclosures required by the proposed transaction;
•if applicable, the availability of other sources of comparable products or services; and
•an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
Our Nominating and Governance Committee will approve or ratify a transaction if it determines that the transaction is on terms no less favorable in the aggregate than those generally available to an unaffiliated third party under similar circumstances. In addition, under our Code of Conduct, our employees, officers, directors, and director nominees will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. The transactions described below that were entered into prior to the adoption of our related person transactions policy, were each approved by our Board or management considering similar factors to those described above.
From time to time, a related person will purchase insurance policies from us or purchase or sell vehicles through Hagerty Marketplace at auction or in a private transaction. Our related person transactions policy pre-approves these specific related party transactions provided that they are entered into on terms generally available to an unrelated third party under similar circumstances, along with any discount a related person receives that is also available to our full-time employees generally and on a non-discriminatory basis.
In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive Officer and Director Compensation,” the transactions disclosed below are those occurring after January 1, 2024 in which (i) we have been a participant, (ii) the amount involved exceeds or will exceed $120,000 and (iii) any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

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TABLE OF CONTENTS	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions
Investor Rights Agreement
On August 17, 2021, Aldel, HHC, Markel, and State Farm entered into the Investor Rights Agreement (the "Investor Rights Agreement") that became effective on December 2, 2021. Pursuant to the Investor Rights Agreement, among other things:
•HHC has the right to nominate (i) two directors for election by our stockholders for so long as HHC and its permitted transferees hold 50% of our common stock that it owned as of December 2, 2021, and (ii) one director for election by our stockholders for so long as HHC and its permitted transferees hold 25% of our common stock that it owned as of December 2, 2021;
•Markel has the right to nominate one director for election by our stockholders for so long as Markel and its permitted transferees hold 50% of our common stock that it owned as of the closing;
•State Farm has the right to nominate one director for election by our stockholders for so long as State Farm and its permitted transferees hold 50% of our common stock that it owned as of December 2, 2021;
•HHC, Markel, and State Farm each have preemptive rights to purchase their pro rata share of certain new issuances of equity by us, subject to customary exclusions, for so long as each is entitled to nominate a director to be elected to our Board; and
•HHC, Markel, and State Farm each agreed to vote their shares of our common stock in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement.
Amended and Restated Registration Rights Agreement
We are party to an Amended and Restated Registration Rights Agreement, dated as of August 17, 2021, with Aldel Investors LLC (an entity managed by director Rob Kauffman, the "Sponsor"), FG SPAC Partners LP ("FGSP"), ThinkEquity LLC, HHC, Markel, State Farm, and certain other parties identified therein as Holders (the "Holders"), pursuant to which we filed a shelf registration statement registering the resale of certain of our securities held by the Holders, and granted to them certain registration rights, including customary piggyback registration rights and demand registration rights, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	TABLE OF CONTENTS
Tax Receivable Agreement
We are party to a Tax Receivable Agreement with The Hagerty Group LLC ("The Hagerty Group"), HHC, and Markel, as amended on June 23, 2023, (the “Tax Receivable Agreement”) that obligates us to pay HHC and Markel 85% of the amount of cash savings, if any, under U.S. federal, state and local income tax or franchise tax, that we realize as a result of (i) any increase in tax basis of our assets resulting from (a) the purchase of Hagerty Group Units from any of HHC or Markel using the net proceeds from any future offering, (b) redemptions or exchanges by HHC or Markel of Class V Common Stock and Hagerty Group Units for shares of Class A Common Stock, or (c) payments under the Tax Receivable Agreement, and (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the Tax Receivable Agreement. HHC and Markel may, subject to certain conditions and transfer restrictions described above, redeem or exchange their Class V Common Stock and the Hagerty Group Units for shares of Class A Common Stock on a one-for-one basis. The Hagerty Group made an election under Section 754 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder effective for each taxable year in which a redemption or exchange occurs, which is expected to result in increases to the tax basis of the assets of The Hagerty Group at the time of a redemption or exchange. The redemptions and exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of The Hagerty Group. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. This payment obligation as a part of the Tax Receivable Agreement is an obligation of Hagerty and not of The Hagerty Group. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing our actual income tax liability (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the assets of The Hagerty Group as a result of the redemptions or exchanges and had we not entered into the Tax Receivable Agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors.
The Warrant Exchange
On July 5, 2024, we completed the exchange of our (i) Public Warrants (“Public Warrants”), (ii) Private Warrants (“Private Warrants”), (iii) Underwriter Warrants (“Underwriter Warrants”), (iv) OTM Warrants (together with the Private Warrants and the Underwriter Warrants, the "Private Placement Warrants"), and (v) PIPE Warrants (together with the Public Warrants and Private Placement Warrants, the "Warrants"), which resulted in the aggregate issuance of 3,876,201 shares of Class A Common Stock in exchange for 19,483,539 Warrants, with a nominal cash settlement paid in lieu of fractional shares (the "Warrant Exchange"). "). In connection with the Warrant Exchange, we issued (i) 1,800,000 shares of Class A Common Stock to State Farm, (ii) 427,776 shares of Class A Common Stock to Robert Kauffman and his affiliated entities, (iii) 108,000 shares of Class A Common Stock to Markel, and (iv) 14,400 shares of Class A Common Stock to a personal trust of William Swanson. No Warrants remained outstanding following the Warrant Exchange.
Exchange Agreement
We are party to an Amended and Restated Exchange Agreement, dated as of March 23, 2022, with Markel, HHC, and The Hagerty Group (the “Exchange Agreement”). Pursuant to the Exchange Agreement, Markel and HHC have the right from time to time, on the terms and conditions contained in the Exchange Agreement, to exchange their Class V Common Stock and Hagerty Group Units for, at our option, shares of Class A Common Stock or cash. Under the terms of the Exchange Agreement, a cash exchange is only allowable in the event that net cash proceeds are received from a new permanent equity offering.
Preferred Stock Private Placement
We are party to a Securities Purchase Agreement, dated as of June 23, 2023, with State Farm, Markel, and persons related to HHC (collectively, the “Investors”), pursuant to which the Investors purchased an aggregate of 8,483,561 shares of our Company’s Preferred Stock, for an aggregate purchase price of $80.0 million. On June 24, 2024, we paid dividends on the Preferred Stock to the following Investors: $3.5 million to State Farm, $1.05 million to Markel, $350,000 to the McKeel O Hagerty Revocable Trust, and $700,000 to the Tammy J. Hagerty Revocable Trust.

42	Hagerty 2025 Proxy Statement

TABLE OF CONTENTS	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Registration Rights Agreement
We are party to a Registration Rights Agreement, dated June 23, 2023, with the Investors, pursuant to which, the Investors are entitled to certain demand, shelf and piggyback registration rights with respect to the Preferred Stock and shares of Class A Common Stock issuable upon conversion thereof.
Hagerty Re Debt Financing
On September 19, 2023, Hagerty Re entered into an unsecured term loan credit facility with State Farm in the aggregate principal amount of $25.0 million. The State Farm term loan will mature on September 19, 2033. Hagerty Re paid $2 million in interest to State Farm during 2024.
The Hagerty Group Limited Liability Company Agreement
We are a party to that Sixth Amended and Restated Limited Liability Company Agreement of The Hagerty Group, dated as of December 18, 2023 (the "LLC Agreement") with The Hagerty Group, HHC, Markel, and the other members party thereto. Pursuant to the LLC Agreement, we are required to make certain pro-rata tax distributions to the members of The Hagerty Group, including HHC and Markel, to satisfy the members' tax liabilities associated with The Hagerty Group's taxable income. During 2024 we made pro-rata tax distributions to HHC, which totaled $5.1 million and to Markel, which totaled $1.3 million.
State Farm Alliance Agreement and Reinsurance Agreement
State Farm is a related party as a result of its director designation rights and stock ownership in us.
State Farm has been a key strategic partner since 2020 when we entered into a 10-year master alliance agreement and associated managing general underwriter agreement with State Farm, under which the State Farm Classic+ policy is offered to State Farm's customers through State Farm agents. This program began issuing policies in four initial states in September 2023. Under the master alliance agreement, State Farm paid Hagerty an advanced commission of $20.0 million. In addition, we are paid a commission for underwriting, binding coverage, issuing and administering State Farm Classic+ policies and can offer HDC memberships to State Farm Classic+ customers, providing Hagerty with an additional revenue opportunity. During the years ended December 31, 2023 and December 31, 2024, we earned approximately $0.3 million and $4.0 million, respectively, in commission revenue under this agreement.
Effective March 1, 2023, Hagerty Re has a quota share reinsurance agreement to cede 50% of the risk related to U.S. policies written with a total insured value equal to or greater than $5 million to Oglesby Reinsurance Company, a subsidiary of State Farm. During the years ended December 31, 2023 and December 31, 2024, we ceded approximately $5.9 million and $15.9 million, respectively, of earned premium under this agreement.

Hagerty 2025 Proxy Statement	43

TABLE OF CONTENTS	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Markel Alliance Agreement and Reinsurance Agreement
We are a party to a number of agreements with Markel and/or one or more of its subsidiaries. Prior to our business combination Markel owned 25% of the equity of Hagerty and subsequently became a related person as a result of its director designation rights and its ownership of our stock. Markel has been a key strategic partner since 2013 when they acquired Essentia Insurance Company, a Missouri-domiciled insurance company owned by Markel (“Essentia”), to exclusively underwrite our U.S. insurance program. Pursuant to the terms of the Fifth Amended and Restated Master Alliance Agreement, dated as of December 18, 2023, we entered into a business relationship with Markel (the “Alliance”) involving the marketing, production, underwriting, selling and administration of personal property and casualty insurance for classic and collector motor vehicles and other automotive collectibles within the U.S. In connection with the Alliance, we have entered into an agency agreement, a claims services agreement and a claims management agreement whereby we provide claims management services and agency services to Essentia. We have agreed pursuant to the Alliance that all insurance policies produced by Hagerty and our subsidiaries in the U.S. will be underwritten by Essentia unless Markel consents otherwise. During the years ended December 31, 2023 and December 31, 2024, we earned approximately $340.5 million and $388.0 million, respectively, in commission revenue under these agreements.
Pursuant to a quota share reinsurance agreement between Hagerty Re and Evanston Insurance Company, an Illinois-domiciled insurance company owned by Markel (“Evanston”), during the years ended December 31, 2023 and December 31, 2024, Hagerty Re assumed approximately 80% of the risks written through Hagerty's U.S. Managing General Agents. Additionally, under a quota share agreement with Markel International Insurance Company Limited, during the year ended December 31, 2023, Hagerty Re assumed approximately 80% of the risks written through Hagerty's U.K. Managing General Agent. The quota share agreement with Markel International Insurance Company Limited was not renewed in 2024. During the years ended December 31, 2023 and December 31, 2024, we recognized approximately $535.4 million and $662.8 million, respectively, of earned premium revenue under these agreements.
Soon Hagerty
Soon Hagerty, McKeel Hagerty's wife, served as our Senior Vice President of Brand until November 30, 2023, when she transitioned to a part-time employment role as Senior Adviser for Brand Strategy. During the years ended December 31, 2023 and December 31, 2024, Soon earned approximately $563,800 and $149,875, respectively, in total compensation from Hagerty. In December 2024, we entered into an independent contractor agreement with Ms. Hagerty, for her to supply us with strategic brand advisory and event management and consulting services. The agreement was amended in April 2025 to extend the service period through August 31, 2025, and provides for a total fee of $90,000 plus reimbursement of pre-approved expenses.
Use of Hagerty Family Aircraft
Our executives have used an aircraft for business purposes that is jointly owned indirectly by McKeel Hagerty and Tammy Hagerty, McKeel Hagerty's sister and beneficial owner of more than 5% of our equity securities. During the years ended December 31, 2023 and December 31, 2024, we paid the manager of the aircraft $716,900, and $381,700, respectively, which after the manager deducted its fees and expenses, was paid to the owners for use of the aircraft.
Board Advisor Agreement with Matthew Becker
Under the Investor Rights Agreement, HHC, the beneficial owner of more than 5% of our equity securities, has the right to nominate two directors to our Board, or in lieu of a designated nominee HHC may appoint an advisor to our Board. HHC appointed McKeel Hagerty to our Board and Matthew Becker as an advisor to our Board. We entered into a board advisor agreement with Mr. Becker's company, BDO USA LLP, in November 2021, which was renewed for a further three years term in December 2024. The agreement provides that Mr. Becker may observe Board meetings at the request of the presiding chairman or the chief executive officer, attend one annual full-day retreat to provide advice and recommendations regarding our strategy and future operations to our Board, CEO, or CFO; and provide advice and recommendations regarding our operations as requested by our Board and management on an as-needed basis. Mr. Becker does not have a vote on any matter presented at any Board or committee meeting; he does not have any authority to act as an agent of Hagerty or of our Board; and he will not be requested to make any management decisions or owe any fiduciary duties to Hagerty or our Board. During the years ended

44	Hagerty 2025 Proxy Statement

TABLE OF CONTENTS	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
December 31, 2023 and December 31, 2024, we paid BDO USA, LLP, $175,765 and $175,000, respectively, for advisory services provided by Mr. Becker to our Board. Additionally, in 2024, we paid Mr. Becker's company $148,500 for risk and resilience consulting services provided by other professionals within BDO USA LLP and unrelated to the provision of Board advisory services by Mr. Becker.
Speed Digital Deferred Payments
In April 2022, we acquired Speed Digital LLC ("Speed Digital") for a purchase price of $15 million. Speed Digital was wholly owned indirectly by director Rob Kauffman, who received 100% of the purchase price. Speed Digital operates a software as a service (SaaS) business primarily serving collector car dealers and auction houses, and an advertising and content syndication platform, which includes Motorious.com. We acquired Speed Digital to work under our Hagerty marketplace business to establish relationships with their dealer partners and facilitate growth in Hagerty’s marketplace products; augment our automotive intelligence data; and allow Motorious.com to drive audience engagement, content distribution, and advertising revenues. During the years ended December 31, 2023 and December 31, 2024, we paid Mr. Kauffman the final amounts of the deferred purchase price representing $3,795,675 and $3,842,925 respectively.
Transactions in the Ordinary Course of Business
From time to time, in the ordinary course of business, our directors, executive officers, principal stockholders and their related parties, purchase Hagerty insurance policies for their vehicles or otherwise purchase or sell their vehicles through Hagerty Marketplace at auction or in private transactions. During 2024, Kenneth Ahn, our President of Hagerty Marketplace, purchased and sold vehicles through Hagerty Marketplace in an aggregate amount totaling approximately $784,000. For purposes of these disclosures, we exclude purchases of insurance policies, payments of claims required by our insurance policies, and other ordinary course transactions that were determined not to confer a material interest to our director, executive officer, or other related person.

Hagerty 2025 Proxy Statement	45

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common and preferred stock as of April 4, 2025, by:
•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers and directors; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock. In computing the number of shares of our common stock beneficially owned by a party and the percentage ownership of that party as disclosed in the table below:
•we have based these figures on 8,483,561 of our Preferred Stock, 90,651,163 shares of our Class A Common Stock and 251,033,906 shares of our Class V Common Stock issued and outstanding as of April 4, 2025; and
•we have included only shares of vested Preferred Stock, Class A Common Stock, Class V Common Stock, and shares obtainable upon vesting within 60 days of the record date owned by each party listed.
.

46	Hagerty 2025 Proxy Statement

TABLE OF CONTENTS	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Capitalized terms in the footnotes to the table below which are not defined herein are defined in our Annual Report

Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned (#)	Percentage of Outstanding Common Stock (%)

Owners of More Than 5% of Any Class of Our Voting Securities:
Hagerty Holding Corp.(2)(3)	176,033,906	50.5%
Markel Group Inc.(3)(4)	79,380,265	22.8%
State Farm Mutual Automobile Insurance Company(3)(5)	51,800,000	16.1%
Polar Capital(6)	5,002,477	1.4%
Neuberger Berman Group(7)	4,725,196	1.4%
Named Executive Officers and Directors:
McKeel Hagerty(8)	51,905,299	14.9%
Patrick McClymont	97,061	*
Russell Page	43,412	*
Mike Crowley	28,474	*
Laurie Harris	16,521	*
Rob Kauffman(9)	4,146,620	1.2%
Sabrina Kay	28,474	*
Mika Salmi	28,474	*
Bill Swanson(10)	442,874	*
Randall Harbert	20,133	*
Anthony Kuczinski	4,000	*
All directors and executive officers of registrant as a group (15 individuals)	58,249,255	16.7%

*Represents less than 1%.
(1) Unless otherwise indicated, the business address of HHC and each of the individuals is c/o Hagerty, Inc., 121 Drivers Edge, Traverse City, MI 49684.

Hagerty 2025 Proxy Statement	47

(2) Consists of 176,033,906 shares of Class V Common Stock and an equal number of Hagerty Group Units. A share of Class V Common Stock and a single Hagerty Group Unit are each exchangeable for one share of Class A Common Stock on a one-for-one basis pursuant to the Exchange Agreement. HHC is owned by members of the Hagerty family, including McKeel Hagerty, our CEO, Tammy Hagerty, the sister of McKeel Hagerty, and the Kim Hagerty Revocable Trust, a trust for the benefit of Kim Hagerty’s estate. The shareholders of HHC have the authority over the disposition and voting of the shares of Class V Common Stock held by HHC. Each of McKeel Hagerty, Tammy Hagerty and Mia Hagerty, as the Voting Trustee for the Kim Hagerty Revocable Trust, have voting power on matters submitted to the shareholders of HHC, and except in limited circumstances, decisions will be made by a majority vote of the three voting shareholders. In addition, any of McKeel Hagerty, Tammy Hagerty, or the Kim Hagerty Revocable Trust may require HHC to exchange Class V Common Stock and Hagerty Group Units for Class A Common Stock in an amount up to 2% of the fully-diluted outstanding shares of Class A Common Stock then outstanding; provided, that, in no event shall HHC be required to exchange such interests if, prior to the 15th anniversary of the closing of the business combination, as a result of the exchange, HHC would cease to hold at least 55% of the voting power of Hagerty. Also, in the event that either of McKeel Hagerty or Tammy Hagerty dies, the estate of the deceased HHC shareholder may cause HHC to exchange Class V Common Stock and Hagerty Group Units in an amount necessary to cover the estate obligations of the deceased shareholder’s estate after taking into account certain other resources available to the estate, including the amount of any life insurance proceeds received by the estate. As a result of these rights and the relative ownership of each of the three principal shareholders of HHC, McKeel Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock, the Kim Hagerty Revocable Trust may be deemed to be the beneficial owner of 44,439,894 shares of Class A Common Stock, and Tammy Hagerty may be deemed to be the beneficial owner of 57,889,514 shares of Class A Common Stock.

(3)We are party to the Investor Rights Agreement with HHC, Markel, and State Farm, pursuant to which, among other things: (i) HHC has the right to nominate (a) two directors to our Board for so long as HHC and its permitted transferees hold 50% of our common stock that it owned as of the closing, and (b) one director to our Board for so long as HHC and its permitted transferees hold 25% of our common stock that it owned as of the closing; (ii) Markel has the right to nominate one director to our Board for so long as Markel and its permitted transferees hold 50% of our common stock that it owned as of the closing; and (iii) State Farm has the right to nominate one director to our Board for so long as State Farm and its permitted transferees hold 50% of our common stock that it owned as of the closing. Each of HHC, Markel, and State Farm agreed to vote its shares of our common stock in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement. By virtue of the voting agreement under the Investor Rights Agreement, each of HHC, Markel, and State Farm may be deemed to be a member of a “group” for purposes of Section 13(d) of the Exchange Act. Each of HHC, Markel, and State Farm has expressly disclaimed beneficial ownership of any shares of Class A Common Stock or other securities of the Company held by the other parties that are subject to the voting agreement under the Investor Rights Agreement.

(4)Consists of (i) 75,000,000 shares of Class V Common Stock and an equal number of Hagerty Group Units, (ii) 3,108,000 shares of Class A Common Stock, and (iii) 1,272,265 shares of Class A Common Stock as a result of the conversion mechanisms of the Preferred Stock to Class A Common Stock. A share of Class V Common Stock and a single Hagerty Group Unit are each exchangeable for one share of Class A Common Stock on a one-for-one basis pursuant to the Exchange Agreement. Markel’s principal business address is 4521 Highwoods Parkway, Glen Allen, VA 23060.

(5)Consists of (i) 51,800,000 shares of Class A Common Stock and (ii) 4,240,881 shares of Class A Common Stock as a result of the conversion mechanisms of Preferred Stock to Class A Common Stock. State Farm’s principal business address is One State Farm Plaza, Bloomington, IL 61710.

(6)Based on information reported by Polar Capital Holdings Plc and Polar Capital LLP (collectively, the “Polar Capital”) on Schedule 13G filed with the SEC on November 13, 2024, Polar Capital reported that it has sole voting power with respect to 5,002,477 shares of Class A Common Stock and sole dispositive power with respect to 5,002,477 shares of Class A Common Stock, which comprises 5.5% of our Class A Common Stock. Polar Capital listed its address as 16 Palace Street, London, SW1E 5JD.

(7)Based on information reported by Neuberger Berman Group LLC and Neuberger Berman Investment Advisors LLC (collectively, the “Neuberger Berman Group”) on Schedule 13G filed with the SEC on February 4, 2025, the Neuberger Berman Group reported that it has shared voting power with respect to 4,667,045 shares of Class A Common Stock and shared dispositive power with respect to 4,725,196 shares of Class A Common Stock, which comprises 5.2% of our Class A Common Stock. The Neuberger Berman Group listed its address as 1290 Avenue of the Americas, New York, NY 10104.

(8)As a result of his ownership interest in HHC and certain governance rights at HHC, McKeel Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock; see footnote 2 above. Additionally, as trustee of the McKeel O Hagerty Revocable Trust, McKeel Hagerty may be deemed to be the beneficial ownership of 424,088 shares of Class A Common Stock as a result of the conversion mechanisms of the Preferred Stock to Class A Common Stock. As of April 1, 2025, Mr. Hagerty is also the beneficial owner of 502,388 shares of Class A Common Stock following the vesting of equity grants and shares netted to cover tax withholding on those vested grants.

(9)Consists of (i) 53,474 shares of Class A Common Stock held directly by Rob Kauffman and (ii) 4,093,146 shares of Class A Common Stock held directly by Aldel LLC. Rob Kauffman is the managing member of Aldel LLC and has voting and investment power over the shares of Class A Common Stock held by Aldel LLC.

(10)Consists of (i) 428,474 shares of Class A Common Stock and (ii) 14,400 shares of Class A Common Stock held by the William and Cheryl Swanson Revocable Trust UTD 9/28/2000, of which Bill Swanson has sole voting and dispositive power over the securities held by the trust.

48	2025 Proxy Statement

Proposal Two

Fees and Services	50
Recommendation	51
Audit Committee Report	52

SHARE THE ROAD
JAUNE

Proposal Two
Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte as our independent registered public accounting firm for the year ending December 31, 2025. Services provided to the Company and our subsidiaries by Deloitte for the year ended December 31, 2024 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services billed by Deloitte for the years ended December 31, 2023 and 2024:
			Our Board Unanimously Recommends That You Vote “FOR” Proposal Two.

			Our Audit Committee approved all services provided by Deloitte.
Services	2023	2024
Audit Fees	$1,602,586(1)	$1,892,802(1)
Tax Fees	1,124,813(2)	$84,632(2)
All Other Fees	$3,790	$3,790(3)
(1)Includes the fees for the annual audits, quarterly reviews, registration statements, and other filings related to our consolidated financial statements and audits and reviews of our subsidiaries required for regulatory or contractual reporting purposes, including billings for out of pocket expenses incurred. During the years ended December 31, 2023 and 2024, we did not incur any Audit-Related Fees.
(2)Includes the fees for tax compliance and advisory services, as well as, to a much lesser extent, tax consulting services related to indirect tax. Tax services related to compliance were $828,799 and $80,122 for 2023 and 2024, respectively.
(3)Includes fees billed for accounting research tools.
In considering the nature of the services provided by Deloitte, our Audit Committee determined that such services are compatible with the provision of independent audit services. Our Audit Committee discussed these services with Deloitte and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The “Tax Fees” category represents fees related to tax compliance and advisory services, primarily in support of certain transactions including the continuing impacts of the business combination, as well as the issuance of preferred stock and certain acquisitions and divestitures. Tax compliance services represent 73% and 95% of tax fees during the years ended December 31, 2023 and 2024, respectively. Our Audit Committee carefully reviewed these non-audit, tax-related services provided by Deloitte and concluded that Deloitte’s expertise on these matters and familiarity therewith would provide significant advantages to Hagerty for this important work notwithstanding its appointment as our independent registered public accounting firm. Deloitte followed its own internal process of detailed review before it concluded that providing these non-audit, tax-related services to us did not impair its independence, both at the outset and conclusion of each service. Given Deloitte’s expertise and familiarity with us, our Audit Committee acted in the best interests of Hagerty and our stockholders in pre-approving these engagements.
Our Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously

50	Hagerty 2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL TWO
pre-approved with respect to that year, our Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it.
Our Audit Committee approved all services provided by Deloitte. Representatives of Deloitte are expected to be present at the Annual Meeting.
Ratification of the appointment of Deloitte requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If our stockholders do not ratify the appointment of Deloitte, our Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, our Audit Committee may in the future replace Deloitte as our independent registered public accounting firm if it is determined that it is in our best interests to do so.

Recommendation

Our Audit Committee and Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2025.

Hagerty 2025 Proxy Statement	51

AUDIT COMMITTEE REPORT	TABLE OF CONTENTS
Audit Committee Report

Management is responsible for the preparation, presentation, and integrity of our financial statements and for maintaining appropriate accounting and financial reporting policies and practices, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm, Deloitte, is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
In performing its oversight function, our Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2024, and Management’s Annual Report on Internal Control Over Financial Reporting with management and Deloitte. Our Audit Committee also discussed with Deloitte matters required under the rules adopted by the PCAOB and the SEC, including Deloitte's communication of its audit report to our Audit Committee.
Our Audit Committee received from Deloitte the written disclosures and letters required by applicable requirements of the PCAOB regarding Deloitte's communications with our Audit Committee concerning independence and has discussed with Deloitte its independence.
Our Audit Committee has discussed with, and received regular status reports from, our head of internal audit and Deloitte on the overall scope and plans for their respective audits. In addition, our Audit Committee has discussed with our internal auditor the evaluation of the effectiveness of our internal control over financial reporting. Our Audit Committee meets with the SVP of Internal Audit and Deloitte, with and without management present, to discuss the results of their respective audits, evaluations of our system of internal controls and overall quality of our financial reporting, in addition to private meetings with the Chief Financial Officer, Chief Information Officer, and Chief Legal Officer and others as requested by the Committee.
In determining whether to reappoint Deloitte as our independent registered public accounting firm, our Audit Committee took into consideration a number of factors, including the firm’s independence and objectivity, Deloitte’s capability and expertise in handling the breadth and complexity of our operations, including the expertise and capability of the lead audit partner, the length of time the firm has been engaged, as well as historical and recent performance, including the extent and quality of Deloitte’s communications with the Audit Committee, the results of a management survey of Deloitte’s overall performance, and other data related to audit quality and performance, including recent PCAOB inspection reports on the firm, and the appropriateness of Deloitte’s fees, both on an absolute basis and as compared with our peers. These discussions also consider the potential effects of any non-audit services provided by Deloitte.
Based on our Audit Committee’s review and discussions noted above, our Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Our Audit Committee oversees our financial reporting process on behalf of the Board. Our Audit Committee is composed of three independent directors (as defined by the NYSE Listing Standards).

Respectfully submitted by: Laurie Harris (Chair), Rob Kauffman, and Mika Salmi

52	Hagerty 2025 Proxy Statement

Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer, and the SEC maintains an internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is investors.hagerty.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.
Availability of SEC Filings, Code of Conduct, and Committee Charters
Copies of our reports on Forms 10-K, 10-Q, 8-K, all amendments to those reports filed with the SEC, our Code of Conduct, Governance Guidelines, the charters of our Audit Committee, Compensation Committee, and Nominating and Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, investor.hagerty.com. Copies of our Form 10-K and this Proxy Statement may be requested in print, at no cost, by email at investor@hagerty.com or by mail to Hagerty, Inc., 121 Drivers Edge, Traverse City, MI 49684, Attention: Investor Relations.
Other Matters
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the Proxy Card will vote in accordance with the recommendation of our Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The Proxy Card contains discretionary authority for them to do so.
Incorporation by Reference
The “Audit Committee Report” included in this Proxy Statement shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.
Transfer Agent and Registrar
The registrar and transfer agent for Hagerty's common stock is Continental Stock Transfer & Trust Company. Hagerty has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent against all liabilities including judgments, costs, and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, or bad faith of the indemnified person or entity.
Delivery of Documents to Stockholders
Pursuant to the rules of the SEC, Hagerty and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this Proxy Statement. Upon written or oral request, we will deliver a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of this Proxy Statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this Proxy Statement may likewise request delivery of single copies of this Proxy Statement in the future.

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ADDITIONAL INFORMATION	TABLE OF CONTENTS
Stockholders may notify us of their requests by calling or writing us at our principal executive offices at (800) 922-4050 or 121 Drivers Edge, Traverse City, MI 49684.
Cost of Proxy Solicitation
Hagerty is paying the expenses of this solicitation. Hagerty will also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Hagerty will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers, and other employees of Hagerty may solicit proxies in person or by telephone, facsimile, email, or other similar means.

54	Hagerty 2025 Proxy Statement